UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

April 29, 2025
8:00 a.m., Central Time	www.meetnow.global/MNT66VN

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Comerica Incorporated
Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201
March 17, 2025
Dear Shareholder,
It is our pleasure to invite you to attend the 2025 Annual Meeting of Shareholders of Comerica Incorporated at 8:00 a.m., Central Time on Tuesday, April 29, 2025. The Annual Meeting will once again be held on a virtual-only basis. We believe that hosting a virtual meeting enables greater shareholder attendance and participation from any location around the world.
As we celebrated our 175th anniversary, we felt 2024 was a year of strength as we prioritized further enhancing our foundation to better position ourselves for long-term success and saw promising customer trends. We maintained strong credit quality, grew capital to a CET1 of 11.89%, resumed share repurchases and took steps to help position our business for continued future success. We continued to advance strategic priorities such as investing in sales colleagues aligned with growth markets and businesses, positioning noninterest income to grow as a percentage of revenue, and modernizing our technology and real estate footprint. Through our support of financial education, economic development and human services programming, we worked on positively impacting our local communities. Small Business remained a key focus as we added talent to expand our sales coverage and continued to provide critical business resources to support this important sector.
Our 2024 financial results were strong. We enhanced our liquidity position, growing customer deposits while deliberately reducing brokered time deposits by $3.5 billion and short-term borrowings by $3.6 billion year over year. We produced average loans of $51.0 billion and return on average common shareholders' equity of 11.23%, return on average assets of 0.87%, and earnings per share of $5.02. Our proven approach to credit and underwriting resulted in historically low net charge-offs as a percentage of average total loans of 0.10%, leading our peer group.
As we look forward, we continue to feel we have a compelling model. Our unique geographic strategy delivers the benefits of diversification along with a focus on growth markets. Our differentiated approach to talent helps to produce experienced colleagues with deep expertise, allowing them to deliver value and consistency to our customers. Our products are tailored to meet the needs of our customer base, and we continue to prioritize strategic investments to further enhance that solution set. Further, we feel well-positioned to deliver responsible loan growth supported by higher deposits and complemented by an increase in customer-related fee income.
Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

Curtis C. Farmer Chairman, President and Chief Executive Officer	Barbara R. Smith Facilitating Director

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Notice of 2025 Annual Meeting of Shareholders
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 29, 2025: This notice and the proxy statement and 2024 annual report to security holders of Comerica Incorporated ("Comerica" or the "Company") are available at www.envisionreports.com/CMA.
Holders of Comerica's common stock as of the "Record Date" shown below are entitled to vote. Each share of Comerica common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. See "General Information for Shareholders about the Annual Meeting" for information about Annual Meeting virtual voting, attendance and other important information. A list of shareholders of record will be available to shareholders upon request for the 10 days prior to the Annual Meeting, and will be available during the Annual Meeting, through an electronic network site that shareholders can gain access to by contacting InvestorRelations@comerica.com.

DATE AND TIME April 29, 2025 8:00 a.m., Central Time	PLACE Virtual Shareholder Meeting at www.meetnow.global/MNT66VN	RECORD DATE February 28, 2025	DATE OF AVAILABILITY OF THIS PROXY On or around March 17, 2025

If you have not already done so, please consider signing up to receive proxy materials electronically by following the instructions when you vote your shares over the internet. Enrolling in electronic delivery reduces Comerica's printing and mailing expenses and environmental impact.
If the meeting needs to be adjourned or postponed due to technical difficulties, more information will be promptly provided at https://investor.comerica.com/.

How to Vote
TELEPHONE 1-800-652-VOTE (8683)

INTERNET www.envisionreports.com/CMA or scan the QR code on the Shareholder Meeting Notice card or 2025 Annual Meeting Proxy Card

MAIL complete, sign, date and return your Proxy Card in the envelope provided

DURING THE MEETING attend our virtual Annual Meeting and click on the “Cast Your Vote” link

For shares held in Comerica’s employee benefit plans, the voting deadline is Sunday, 11:59 p.m. (Central Time) on April 27, 2025.
Voting Matters and Board Recommendations

PROPOSAL 1 Election of directors

“FOR” each director nominee

PROPOSAL 2 Ratification of Ernst & Young LLP as independent registered public accounting firm for 2025

“FOR”

PROPOSAL 3 Advisory approval of the Company’s executive compensation

“FOR”

Other business that properly comes before the meeting

By Order of the Board of Directors,
Nicole V. Gersch
Executive Vice President and Corporate Secretary

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Executive Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Comerica is making this proxy statement available to shareholders on or about March 17, 2025 in connection with its solicitation of proxies.
About Comerica
Founded in 1849, Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on building relationships and helping people and businesses be successful. Comerica provides 381 banking centers, with locations in Arizona, California, Florida, Michigan and Texas and one location in Canada. Founded over 175 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico. In this document, "we," "our," "us," the "Company," the "Corporation," and "Comerica" each refer to Comerica Incorporated (and, where applicable, its corporate affiliates and its wholly owned subsidiaries on a consolidated basis).
COMERICA'S CORE VALUES

WHY WE ARE HERE

To raise expectations of what a bank can be for our colleagues, customers & communities

WHAT WE BELIEVE

One Comerica	The customer comes first

The bigger possible	A force for good

HOW WE DELIVER

Trust

Act

Own

"As one of the few financial institutions that has celebrated 175 years in the business, we understand the importance of strong capital, credit and liquidity to delivering long-term success. Our unique geographic strategy delivers the benefits of diversification along with a focus on growth markets. Our differentiated approach to talent helps to produce tenured colleagues with deep expertise, allowing them to deliver value and consistency to our customers. Continued prioritization of strategic investments, advancing technology and empowering our employees is beneficial as we focus on achieving continued success."
-Comerica Chairman, President and CEO, Curtis C. Farmer

EXECUTIVE SUMMARY	5
2024 Financial Performance

$51.0B	11.89%	0.10%

LOANS ($ in billions; avg.)	CONTINUED STRONG CAPITAL (Common Equity Tier 1)	HISTORICALLY LOW NET CHARGE-OFFS (as a percentage of average loans)

NONINTEREST INCOME ($ in billions)

PERIOD-END CUSTOMER DEPOSITS (Total deposits less other time deposits) ($ in billions)

NET INTEREST INCOME ($ in billions)
2024 Peer Comparisons

NET CHARGE-OFFS (FY24; as a percentage of average loans)

Loan Yields (FY24)

AVERAGE NONINTEREST BEARING DEPOSITS (FY24)
*    Source for peer data: S&P Global Market Intelligence; peer loan yields excludes BOK Financial Corporation and Cullen/Frost Bankers, Inc. and peer average noninterest-bearing deposits excludes BOK Financial Corporation, as this information was not available. Refer to page 46 for a list of companies in our peer group.

6	COMERICA INC. EXECUTIVE SUMMARY
Governance Overview and Corporate Citizenship
Our management team and our Board of Directors (the "Board") are focused on serving the long-term interests of Comerica’s shareholders. The Board’s primary responsibility is oversight of the Company’s management team, and the Board has a number of measures in place to continually enhance Board composition, efficiency and effectiveness, as demonstrated through the following:

•Annual election of directors
•Majority voting for directors
•Annual self-evaluation of the Board and its committees
•Regular assessment of Board composition
•Regularly-scheduled executive sessions of non-management directors
•11 out of 12 current directors (92%) are independent
•No directors attended less than 75% of meetings in 2024
•50% of the current Board is diverse, based on race, gender and/or ethnicity. Out of the 12 current Board members, four (33%) are female and four (33%) are racially/ethnically diverse

•Robust stock ownership guidelines
•Policy against hedging and pledging of securities
•Proxy access
•Independent Audit, Enterprise Risk, Governance, Compensation and Nominating, Qualified Legal Compliance and Compliance Oversight committees
•Independent Facilitating Director with robust duties and responsibilities
•Mandatory Board retirement age of 72
•No director is permitted to serve on more than three other public company boards
•Engagement in long-term corporate strategy on an ongoing basis and in an annual dedicated session

Comerica is committed to being a good corporate citizen, and that commitment starts at the top.

Board or its committees oversee and guide our corporate responsibility programs	Enterprise Risk Committee ("ERC") oversees all of Comerica’s risk management, such as data privacy, cybersecurity and sustainability risks	Governance, Compensation and Nominating Committee reviews Comerica’s human capital management strategy and talent development program

EXECUTIVE SUMMARY	7
Community in 2024

$1.6 billion Portfolio of public welfare investments, including ~$121 million in 2024 commitments	$3.2 billion Green loans and commitments as of year-end, an 11% increase over 2023
Received Community Commitment Award from American Bankers Association (ABA) Foundation related to the BusinessHQ™ program in 2024

	Top 100 Ranked as one of the top 100 American companies by JUST Capital in their rating of performance regarding workers, communities, customers, environment, and shareholders and governance	9th Year Named one of The Civic 50’s Most Community Minded Companies for ninth consecutive year
Texas Bankers Association and Foundation's Cornerstone Award for BusinessHQ™ achievements

~100,000 Low-to-moderate income individuals served by the Comerica Financial Education Brigade program		>84,000 Employee Volunteer Hours, in excess of our goal of eight hours per employee
2024 Top Workplaces USA award issued by Energage and published by USA Today

BusinessHQ™
In 2024, Comerica's BusinessHQ experienced a 120% increase in small business access year over year. This one-of-a-kind resource center, based in Dallas' southern sector, provides a high-value experience to help small businesses scale and prosper by addressing three main needs: capital, connectivity, and cultivation of knowledge. During 2024, approximately 6,500 hours of Comerica BusinessHQ coworking space was utilized by small business owners and nonprofit organizations and approximately 2,800 individuals were served through Comerica Business HQ programming.

Supporting Not-for-Profit Growth
Comerica launched a not-for-profit capacity building program in November 2024 in Dallas and Detroit. Approximately 35 not-for-profits attended and learned about talent management, fundraising and volunteer management. Of these 35 organizations, eight were selected for further support and mentorship. Comerica plans to launch the program in additional markets in 2025.

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Proposal 1: Election of Directors
Election of Directors
The Board currently has 12 members, and directors are elected annually for terms of one year. Based on the recommendation of the Governance, Compensation and Nominating Committee, the Board has nominated the following 11 directors, each to serve a one-year term expiring on the date of our annual meeting of shareholders to be held in 2026 and until his or her successor is elected and qualified or his or her earlier resignation or removal: Arthur G. Angulo, Roger A. Cregg, Curtis C. Farmer, M. Alan Gardner, Derek J. Kerr, Richard G. Lindner, Jennifer H. Sampson, Barbara R. Smith, Robert S. Taubman, Nina G. Vaca and Michael G. Van de Ven.
Nancy Avila will not be standing for re-election at the Annual Meeting. She plans to serve out her current term as a director until April 29, 2025. In connection with Ms. Avila's decision to not stand for re-election at the Annual Meeting, the Board determined to reduce the size of the Board from 12 to 11 members, effective at the commencement of the Annual Meeting.
The Board has chosen to nominate these nominees based on their unique expertise, experiences, perspectives and leadership skills.
Our nominees include individuals who:
•Are experienced in leading complex, highly-regulated companies (including banks and other financial services entities)
•Have served in a variety of leadership roles on boards and management teams of U.S. public companies
•Have significant regulatory and risk management experience
•Have extensive experience in the geographic areas in which we operate
•Understand Comerica’s business and unique position in the banking industry
The directors standing for election are the only nominees, and each of them has been previously elected by our shareholders. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected.
If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Governance, Compensation and Nominating Committee, and it is intended that such shares represented by proxy, if given and unless otherwise specified therein, will be voted FOR the remaining nominees and substitute nominee or nominees so designated. If any such substitute nominees are so designated, Comerica would expect to provide supplemental proxy materials that, as applicable, identify the substitute nominees, disclose that such nominees have consented to being named in Comerica’s proxy materials and to serve if elected, and include biographical and other information about such nominees to the extent required by the rules of the Securities and Exchange Commission ("SEC"). If the Governance, Compensation and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.
Further information regarding the Board and the nominees begins directly below.

Comerica’s Board of Directors recommends a vote “FOR” each of the director candidates listed below.

Annual Elections and Attendance
Shareholders elect Comerica’s directors at each Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation or removal. It is Comerica's policy that each director attend each Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. Each of the Board members serving at the time of the 2024 Annual Meeting attended the 2024 Annual Meeting.
Majority Voting Standard
In an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the vote of the majority of the votes cast with respect to that director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our bylaws require the director to promptly tender their resignation to the Board for its consideration.

PROPOSAL 1: ELECTION OF DIRECTORS	9
Board Nominees
The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term expiring at our annual meeting of shareholders to be held in 2026. Directors are elected by a majority of votes cast.

Name/Occupation	Age	Director Since	Independent	Committee Memberships					Other Public Company Boards
				AC	GCNC	ERC	QLCC	COC
Arthur G. Angulo Consultant, Ludwig Advisors LLC	60	2023		●		●		●
Roger A. Cregg Retired President & CEO, AV Homes, Inc.	68	2006		●, F		●	●	●	Sterling Construction Company, Inc.; Westlake Corporation
Curtis C. Farmer Chairman, President and CEO, Comerica Inc. and Comerica Bank	62	2018							Texas Instruments Incorporated
M. Alan Gardner EVP and Chief People Officer, Frontier Communications	65	2023			●
Derek J. Kerr Retired Vice Chair and CFO, American Airlines Group Inc. and retired President, American Eagle	60	2023		●, F			●		Aecom Group, Inc.; StandardAero, Inc.
Richard G. Lindner Retired SEVP & CFO, AT&T, Inc.	70	2008		●, F	●		●
Jennifer H. Sampson President and CEO, United Way of Metropolitan Dallas	55	2023				●
Barbara R. Smith (IFD) Retired Executive Chairman, and former President and Chief Executive Officer, Commercial Metals Company	65	2017	IFD		●			●	D.R. Horton, Inc.; Commercial Metals Company (until August 2024)
Robert S. Taubman Chairman & CEO, The Taubman Realty Group LLC and Chairman, President & CEO, The Taubman Company LLC	71	2000				●
Nina G. Vaca Chairman & CEO, Pinnacle Technical Resources, Inc. and Vaca Industries Inc.	53	2008			●				Cinemark Holdings, Inc.
Michael G. Van de Ven Executive Advisor, and former President and Chief Operating Officer, Southwest Airlines Co.	63	2016			●			●

IFD	Independent Facilitating Director	GCNC	Governance, Compensation and Nominating Committee	●	Chair
AC	Audit Committee	QLCC	Qualified Legal Compliance Committee	●	Member
ERC	Enterprise Risk Committee	COC	Compliance Oversight Committee	F	Financial expert

10	COMERICA INC. PROPOSAL 1: ELECTION OF DIRECTORS
Director Qualifications and Experience
The following table provides an overview of the specific skills, experiences and areas of knowledge held by our 11 director nominees, which allow the Board to effectively serve and represent the interests of Comerica and its shareholders. In addition, directors gain substantial experience through their Board tenure at Comerica, which involves significant exposure to the complex regulations and the changing landscape of the financial services industry.

Summary of Director Qualifications and Experience	Angulo	Cregg	Farmer	Gardner	Kerr	Lindner	Sampson	Smith	Taubman	Vaca	Van de Ven

Accounting/Finance
Corporate Governance
Client/Consumer Experience
Legal and Regulatory
Banking Industry
Relevant Geographic Markets
Human Resources
Executive Leadership
Other Public Company Experience (Board or Executive)
Real Estate
Risk Management / Cyber Security
Technology Services

PROPOSAL 1: ELECTION OF DIRECTORS	11
Information About Nominees and Other Directors
The following section provides information as of March 17, 2025 about each nominee for election as a director, as well as one current director not standing for re-election.
The information provided includes the age of each director nominee or incumbent director; the director nominee’s or incumbent director's principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica, if applicable, as well as other professional experience; other public company or registered investment company directorships during the past five years; and the year in which the director nominee or incumbent director became a director of Comerica. There are no arrangements or understandings between any director nominee and any other person regarding such nominee's election to the Board.
Director Nominees

Arthur G. Angulo Age: 60 Director Since: 2023 Title: Compliance Oversight Committee Chair & Enterprise Risk Committee Chair

Skills	Since April 2024, Mr. Angulo has worked as a consultant for Ludwig Advisors LLC, a regulatory and strategic consulting firm. Previously, from 2014 until April 2024, Mr. Angulo served as Managing Director of Promontory Financial Group, a consulting business unit of IBM Consulting, and as a Partner of International Business Machines Corporation, a technology company that provides infrastructure, software and consulting services for clients. In those roles, he counseled clients on a variety of risk management and regulatory compliance matters. Prior to that, from 1987 until 2014, Mr. Angulo worked in numerous roles at the Federal Reserve Bank of New York (FRBNY), the U.S. central bank, most recently as Senior Vice President, Financial Institution Supervision Group from 2005 to 2014. During part of his time at the FRBNY, Mr. Angulo served as a member of the Federal Reserve System’s operating committee responsible for overseeing and strengthening supervision of the largest, most complex global financial institutions operating in the United States and served on the Federal Reserve System’s executive committee responsible for overseeing the execution of the annual Comprehensive Capital Analysis and Review at systemically important financial institutions.

With deep regulatory experience, including 27 years at the Federal Reserve Bank of New York, Mr. Angulo brings to the Board extensive knowledge concerning the financial services industry. He is well-versed in risk management and compliance, which allows him to provide strong and valuable insight in his role as Chair of both the Compliance Oversight Committee and the Enterprise Risk Committee.

12	COMERICA INC. PROPOSAL 1: ELECTION OF DIRECTORS

Roger A. Cregg Age: 68 Director Since: 2006 Title: Audit Committee Chair & Qualified Legal Compliance Committee Chair

Skills
Mr. Cregg was President, Chief Executive Officer and a director of AV Homes, Inc., a developer and homebuilder in Florida, Arizona, Texas and North Carolina, from December 2012 to October 2018. From August 2011 through November 2012, he served as Senior Vice President of Finance and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003. He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006. He has been a director of Sterling Construction Company, Inc. since May  8, 2019 and a director of Westlake Corporation since January 2025. He has additionally served as an independent director of Comerica Bank, an affiliate of the Corporation, since December 2024.

As the former Chief Executive Officer and Chief Financial Officer of public companies, Mr. Cregg has demonstrated the leadership capability and extensive knowledge of complex financial and operational issues necessary to chair our Audit Committee.

Curtis C. Farmer Age: 62 Director Since: 2018 Title: Chairman, President and Chief Executive Officer of Comerica

Skills
Mr. Farmer has been Chairman (since January 2020); Chief Executive Officer (since April 2019); President (since April 2015); Vice Chairman (April 2011 to April 2015) and Executive Vice President (October 2008 to April 2011) of Comerica Incorporated and Comerica Bank. Prior to joining Comerica, Mr. Farmer served as Executive Vice President and Wealth Management Director of Wachovia Corporation from October 2005 to October 2008. During his 23 years of service at Wachovia, he held a variety of positions of increasing scope and responsibility. He has been a director of Texas Instruments Incorporated since April 1, 2023.

Mr. Farmer is an experienced financial services executive who has been nominated to serve on the Board because of his extensive skills and institutional knowledge in the areas of business and consumer banking, as well as wealth management. As Chairman, President and Chief Executive Officer ("CEO") of Comerica, he has a deep understanding of all aspects of Comerica’s core businesses and markets and has also supervised Comerica’s credit, marketing, enterprise technology and operations functions. At Comerica, Mr. Farmer successfully guided the Commercial Bank, Retail Bank and Wealth Management — along with several support functions — through the GEAR Up efficiency initiative and laid the foundation for Comerica to undergo the digital transformation that is underway today. Mr. Farmer is active in the banking industry and serves on the boards of the Bank Policy Institute and The Clearing House. He also has broad experience in wealth management and leadership through his long tenure at Wachovia Corporation.

PROPOSAL 1: ELECTION OF DIRECTORS	13

M. Alan Gardner Age: 65 Director Since: 2023

Skills
Mr. Gardner has been the Executive Vice President and Chief People Officer at Frontier Communications Parent, Inc., a high-speed broadband connectivity provider, since June 2021. In that role, he is responsible for developing and executing the human resources and real estate strategy in support of the overall business plan and strategic direction. From June 2020 to May 2021, Mr. Gardner worked as an Advisor for Lee Hecht Harrison, a provider of outplacement and coaching services to executives. He was briefly retired from January 2020 to June 2020. Before that, Mr. Gardner spent over 30 years at Verizon Communications Inc. and its affiliates and predecessors (collectively, “Verizon”), providers of communications, technology, information and entertainment products and services to consumers, businesses and government entities. At Verizon, he held various leadership positions, most recently as Senior Vice President, Human Resources for Verizon Communications Inc. from 2015 to December 2019, a role through which he led human resources centers of excellence for employees around the globe.

With more than 30 years as a human resources leader, Mr. Gardner has experience building high-performing work environments. His responsibilities have given him a strong understanding of how to create and incentivize dynamic, successful teams, which is very beneficial in his role as a member of the Governance, Compensation and Nominating Committee.

Derek J. Kerr Age: 60 Director Since: 2023

Skills
Mr. Kerr served as Vice Chair and Strategic Advisor of American Airlines Group Inc. (“AAG”) and President of American Eagle, a passenger airline, from December 2022 to September 2023. He retired from AAG and American Eagle in September 2023. From 2013 to December 2022, Mr. Kerr served as Executive Vice President and Chief Financial Officer of AAG and its wholly-owned subsidiary, American Airlines, Inc., overseeing global corporate risk, corporate development and corporate financial functions, including treasury, accounting, financial planning, labor and fleet analysis, tax, strategic planning, investor relations and purchasing. Prior to that, he served as Senior Vice President and Chief Financial Officer for US Airways, a role that he began in 2005, and was later promoted to Executive Vice President and Chief Financial Officer of US Airways in 2009 with an added responsibility for information technology. He previously worked at America West Airlines starting in 1996 and served in a variety of finance and planning roles until being named Chief Financial Officer in 2002. He has additionally served as an independent director of Comerica Bank & Trust, National Association, an affiliate of the Corporation, since May 2024. He has been a director of AECOM since November 16, 2023, and a director of StandardAero, Inc. since February 18, 2025.

Mr. Kerr is an experienced financial leader with deep and broad exposure to complex financial issues. His service as Chief Financial Officer of public companies makes him a valuable asset to our Audit Committee. Mr. Kerr’s positions have provided him with a wealth of knowledge in dealing with financial and accounting matters, as well as risk management.

14	COMERICA INC. PROPOSAL 1: ELECTION OF DIRECTORS

Richard G. Lindner Age: 70 Director Since: 2008

Skills
Mr. Lindner is retired. He served as Senior Executive Vice President and Chief Financial Officer of AT&T, Inc. (formerly SBC Communications, Inc.), a telecommunications company, from May 2004 to June 2011. From October 2000 to May 2004, he was the Chief Financial Officer of Cingular Wireless LLC (now AT&T Mobility LLC), a wireless telecommunications company. From October 2002 to March 2007, he served as a director of Sabre Holdings. He has additionally served as an independent director of Comerica Bank, an affiliate of the Corporation, since December 2024.

As the former Chief Financial Officer of AT&T, Inc., Mr. Lindner has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. In addition, Mr. Lindner is able to draw upon, among other things, his knowledge of several of our key geographic markets that he has gained through his lengthy experience in the telecommunications industry.

Jennifer H. Sampson Age: 55 Director Since: 2023

Skills
Ms. Sampson is the McDermott-Templeton President and Chief Executive Officer of the not-for-profit United Way of Metropolitan Dallas, which focuses on improving access to education, income and health in North Texas. Prior to her role as Chief Executive Officer and President, she was Senior Vice President and Chief Operating Officer from 2004 to 2011, and Senior Vice President and Chief Financial Officer from 2001 to 2004 for United Way of Metropolitan Dallas. Additionally, Ms. Sampson previously worked for the accounting firm Arthur Andersen & Co. in various roles over ten years and is a licensed Certified Public Accountant. Ms. Sampson is active in community organizations and also served as a Business and Community Advisory Council Member for the Federal Reserve Bank of Dallas from July 2012 to June 2018.

Ms. Sampson adds to the Board of Directors invaluable non-profit and community experience in Comerica’s headquarters market, in line with Comerica’s core value to act as a force for good. As well, she brings relevant banking and regulatory expertise from her time as a Business and Community Advisory Council Member for the Federal Reserve Bank of Dallas.

PROPOSAL 1: ELECTION OF DIRECTORS	15

Barbara R. Smith Age: 65 Director Since: 2017 Title: Facilitating Director

Skills
Ms. Smith is retired. She was the Executive Chairman of the Board of Commercial Metals Company, a manufacturer, recycler and marketer of steel and metal products, from September 2023 to August 2024. From September 2017 to September 2023, she served as President, Chief Executive Officer and director, and from January 2018 to September 2023 she served as Chairman of Commercial Metals Company. She joined Commercial Metals Company as Senior Vice President and Chief Financial Officer in 2011 and served in that capacity until she was promoted to Chief Operating Officer in 2016 and President and Chief Operating Officer in January 2017. Previously, she served as Vice President and Chief Financial Officer of Gerdau Ameristeel from 2007 to 2011 and as Treasurer from 2006 to 2007. She also served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc. from February 2005 to July 2006. During the more than 20 prior years, Ms. Smith held positions of increasing financial leadership with Alcoa Inc. She was a director of Minerals Technologies Inc. from 2011 to July 2017, where she served as Chair of the Audit Committee and a member of the Compensation Committee. She has served as a director of D.R. Horton, Inc. since August 26, 2024.

Ms. Smith brings to the Board a number of key skills, including relevant business leadership and management experience, expertise in geographic markets in which Comerica has a presence, including our headquarters market, and significant financial expertise garnered through the chief financial officer and treasury roles she has held during her professional career. Additionally, her strong leadership experience is instrumental in her service as Facilitating Director.

Robert S. Taubman Age: 71 Director Since: 2000(1)

Skills
Mr. Taubman is Chairman and CEO of The Taubman Realty Group LLC, which owns, develops and operates regional shopping centers nationally. He was Chairman of Taubman Centers, Inc. from December 2001 to December 2020; President and Chief Executive Officer of Taubman Centers, Inc. from August 1992 to December 2020 and President of The Taubman Realty Group from August 1992 to March 2021. He has been Chairman of The Taubman Company LLC, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company LLC since September 1990. He served as a director of Taubman Centers, Inc. from 1992 until December 2020.

As an executive involved in real estate development and operations, Mr. Taubman has demonstrated leadership capability and brings key experience in the real estate sector. He also brings insight through experience in many of Comerica’s geographic markets.

(1)Mr. Taubman became a director of Manufacturer’s Bank, N.A. or its predecessors in 1987. He became a director of Comerica Bank in 1992 when it merged with Manufacturer’s Bank, N.A. He resigned as a director of Comerica Bank in 2000, when he became a director of Comerica.

16	COMERICA INC. PROPOSAL 1: ELECTION OF DIRECTORS

Nina G. Vaca(2) Age: 53 Director Since: 2008

Skills
Ms. Vaca has been Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a global workforce solutions provider offering staffing, managed services, payrolling and independent contractor compliance and a proprietary talent platform, since she founded the company in October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a privately held management company, since April 1999. She has been a director of Cinemark Holdings, Inc. since November 2014, served as a director of Kohl’s Corporation from March 2010 to May 2019, and also serves as an independent director of Austin Industries starting in 2021. In 2014, the Obama Administration appointed Ms. Vaca as a Presidential Ambassador for Global Entrepreneurship. Ms. Vaca is also a Henry Crown Fellow at the Aspen Institute and a lifetime member of the Council on Foreign Relations.

As a chief executive officer with experience in talent solutions, managed services and information technology, as well as successful entrepreneurial endeavors in the U.S. and abroad, Ms. Vaca offers a unique and insightful perspective to the Board.

(2)Professional name of Ximena G. Humrichouse.

Michael G. Van de Ven Age: 63 Director Since: 2016 Title: Governance, Compensation and Nominating Committee Chair

Skills
Mr. Van de Ven has been an executive advisor of Southwest Airlines Co., a passenger airline, since January 2023. Previously, he served as President from September 2021 to December 2022, Chief Operating Officer from May 2008 to December 2022, Executive Vice President from May 2008 to January 2017, Chief of Operations from September 2006 to May 2008, Executive Vice President Aircraft Operations from November 2005 through August 2006, and Senior Vice President Planning from August 2004 to November 2005. He joined Southwest in 1993 and held various positions and responsibilities for the airline, including financial planning and analysis, fleet planning, aircraft operations and schedule planning. He also served as senior audit manager for Ernst & Young LLP for 9 years ending in 1993 and is a licensed Certified Public Accountant.

Mr. Van de Ven brings to the Board a number of key skills, including relevant business management experience, a strong background in risk management, expertise in geographic markets in which Comerica has a presence, particularly our headquarters market, and a deep understanding of financial planning and accounting, among others.

PROPOSAL 1: ELECTION OF DIRECTORS	17
Not Standing for Re-Election

Nancy Avila Age: 58 Director Since: 2022

Ms. Avila has been the Chief Information Officer of Analog Devices, Inc., a global semiconductor company, since August 2024. Previously, she was Executive Vice President and Chief Information and Technology Officer for McKesson Corporation, a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care and healthcare information solutions, from January 2020 to October 2023. She assisted in transition activities from October 2023 to December 2023, when she retired from McKesson. Prior to joining McKesson, Ms. Avila served as Vice President and Chief Information Officer at Johnson Controls, Inc., a manufacturer of car batteries and interior parts for combustion engine and hybrid electric vehicles, as well as energy-efficient HVAC systems, from March 2018 to December 2019. Before that, she spent 22 years at Abbott Laboratories, Inc., a global healthcare company, in several leadership roles, including, most recently, Vice President, Business and Technology Services, from June 2015 to February 2018. She has been a director of Haleon plc since August 2024.

18

Corporate Governance Practices
Board Leadership Structure
Our CEO also serves as the Chairman of the Board. Mr. Farmer has provided strong leadership to the Board and management, instilling a clear focus on the Company’s strategy and business plans. The Board has chosen this structure because it believes the CEO serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Although the Board believes that it is more effective to have one person serve as the Company’s Chairman and CEO at this time, it also believes that it is simultaneously important to have a robust governance structure to ensure a strong and independent Board. All directors, with the exception of the Chairman, are independent as defined under New York Stock Exchange ("NYSE") rules, and the Audit Committee, the Compliance Oversight Committee, the Enterprise Risk Committee, the Governance, Compensation and Nominating Committee and the Qualified Legal Compliance Committee are comprised entirely of independent directors.
The non-management directors annually elect an independent Facilitating Director (or lead director), currently Barbara R. Smith, who leads the non-management directors in regularly-scheduled executive sessions. As Facilitating Director, Ms. Smith’s duties include, but are not limited to, the following:
•Presiding at all other meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•Serving as liaison between the Chairman and the independent directors;
•Approving information sent to the Board;
•Approving meeting agendas for the Board;
•Approving meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items;
•Having the authority to call meetings of the independent directors; and
•If requested by major shareholders, ensuring that she is available for consultation and direct communication.
The Board believes that the Facilitating Director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The executive sessions over which she presides allow non-management directors to discuss issues facing the Company, including matters concerning management, without any members of management present. The role of the Facilitating Director provides leadership for such discussions and serves as a bridge between the independent directors and the Company’s management team.
Annual Self-Evaluation
The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance, Compensation and Nominating Committee (in this section, the "Governance Committee") oversees the self-evaluation process and reports to the Board on the assessment of the performance of the Board and its committees.
Nominee Selection Process
In identifying candidates for nomination as directors, the Governance Committee considers the individual’s specific qualities and skills. Its criteria for assessing nominees include a potential nominee’s ability to represent the long-term interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional/regulatory or educational organizations. For those proposed director nominees who meet the minimum qualifications, the Governance Committee then assesses the proposed nominee’s specific qualifications, evaluates independence and considers other factors, including skills, business segment representation, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks) and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge their duties.

CORPORATE GOVERNANCE PRACTICES	19
Our bylaws require a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire. A nominee also must make certain representations and agree that they (i) will abide by the requirements of Article III, Section 14 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (ii) are not and will not become a party to (a) any agreement, arrangement or understanding with, and have not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, they will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Comerica or (b) any Voting Commitment that could limit or interfere with their ability to comply, if elected as a director of Comerica, with their fiduciary duties under applicable law, (iii) are not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (iv) in their individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.
The Governance Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Governance Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in our bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Governance Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with our bylaws ensures that it receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.
Proxy Access
Comerica's bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of outstanding common stock of Comerica, par value $5.00 per share (“Comerica common stock”), for at least three years to nominate and include in Comerica’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws.
Board Refreshment
The Governance Committee maintains an ongoing board refreshment process by identifying additional skills and expertise needed on the Board and periodically uses a third-party search firm for the purpose and function of identifying potential director nominees. Due to the complexities of banking regulations, the Governance Committee consciously balances more tenured directors with strong regulatory experience and less tenured directors who can provide fresh perspectives. This mix has been successful in helping the Board oversee traditional banking activities as well as emerging trends and new risks.
Additionally, the Board has a retirement policy, which assists in periodic refreshment. Comerica directors must retire from the Board at the next annual shareholders’ meeting immediately following their 72nd birthday.
Shareholder Engagement
Comerica is committed to acting in the best interests of its shareholders, and as part of this commitment, members of management actively engage with the Company’s shareholders in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, and to help our shareholders better understand our performance and long-term strategic plan.

20	COMERICA INC. CORPORATE GOVERNANCE PRACTICES
Committees and Meetings of Directors
Our Board held seven meetings in 2024. Each of our current directors attended at least 75% percent of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective director served (in each case held during such director's relevant period of service).
The independent Board committees, their membership, and their chairs appear below. The current terms of standing committee members expire in April 2025.

Audit Committee

Committee Chair: Roger A. Cregg Other Committee Members: Arthur G. Angulo Derek J. Kerr Richard G. Lindner Meetings held in 2024: 13
Responsibilities:
This committee is responsible, among other things, for providing assistance to the Board by overseeing (i) the integrity of Comerica’s financial statements; (ii) Comerica’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of Comerica’s internal audit and credit review functions and independent registered public accounting firm, including with respect to both bank and non-bank subsidiaries; and by preparing the “Audit Committee Report” found in this proxy statement.
A current copy of the charter of the Audit Committee is available to security holders on the Investor Relations portion of Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent and financially literate in accordance with NYSE requirements
•The Board has determined that Mr. Cregg, Mr. Kerr and Mr. Lindner are audit committee financial experts in accordance with SEC rules
•None of the members of the Audit Committee serve on the audit committees of more than three public companies
•Governed by a Board-approved charter

Compliance Oversight Committee

Committee Chair: Arthur G. Angulo Other Committee Members: Roger A. Cregg Barbara R. Smith Michael G. Van de Ven Meetings held in 2024: 9	Responsibilities: This committee oversees various regulatory and compliance matters, with a focus on risk management. About the Members: •All members are independent •Governed by a Board-approved charter

CORPORATE GOVERNANCE PRACTICES	21

Enterprise Risk Committee

Committee Chair: Arthur G. Angulo Other Committee Members: Nancy Avila Roger A. Cregg Jennifer H. Sampson Robert S. Taubman Meetings held in 2024: 4
Responsibilities:
This committee has responsibility for the risk-management policies of Comerica’s operations and oversight of the operation of Comerica’s risk-management framework.
A current copy of the charter of the Enterprise Risk Committee is available to security holders on the Investor Relations portion of Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent
•Mr. Angulo has been designated the Board’s risk expert
•Governed by a Board-approved charter

Governance, Compensation and Nominating Committee

Committee Chair: Michael G. Van de Ven Other Committee Members: M. Alan Gardner Richard G. Lindner Barbara R. Smith Nina G. Vaca Meetings held in 2024: 6
Responsibilities:
This committee, among other things, reviews and, as applicable, approves Comerica’s executive compensation programs, oversees administration of Comerica’s 401(k), stock, incentive, pension and deferral plans, monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans, monitors the effectiveness of the Board, and oversees corporate governance issues and succession planning. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, oversees the Board evaluation process, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The committee reviews CEO and management succession planning for key positions, including unexpected or emergency situations.
A current copy of the charter of the Governance, Compensation and Nominating Committee is available to security holders on the Investor Relations portion of Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent
•Governed by a Board-approved charter

22	COMERICA INC. CORPORATE GOVERNANCE PRACTICES

Qualified Legal Compliance Committee

Committee Chair: Roger A. Cregg Other Committee Members: Derek J. Kerr Richard G. Lindner Meetings held in 2024: 0
Responsibilities:
This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica’s remedial efforts with respect to any such violations.
A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on the Investor Relations portion of Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent
•Governed by a Board-approved charter

Other Committees

The Special Preferred Stock Committee was formed in 2020 to carry out the Board’s authority with respect to the issuance of preferred securities and to set the terms of such preferred securities. The Special Preferred Stock Committee did not meet in 2024.

Board Oversight
Comerica’s Board has oversight of important topics and is highly engaged in working through issues and discussing plans in both formal and informal meetings.
The Audit Committee of the Board oversees the integrity of Comerica’s financial statements, Comerica’s compliance with legal and regulatory requirements, the outside auditor’s qualifications and independence, and the performance of Comerica’s internal audit and credit review functions and outside auditors, including with respect to both bank and non-bank subsidiaries.
The Compliance Oversight Committee oversees various regulatory and compliance matters, with a focus on risk management.
The Enterprise Risk Committee of the Board oversees Comerica’s risk management, including cybersecurity and information security risks, as well as environmental and social risks (including, but not limited to, Comerica's management of risk pertaining to sustainability and corporate responsibility). The Enterprise Risk Committee is briefed on technology risks on a quarterly basis, at each regularly scheduled meeting. Additionally, Comerica's management-level Enterprise Risk and Return Committee that was established by the Enterprise Risk Committee coordinates risk-related activities across the Company, including climate-related risks, and reports on these risks. The Enterprise Risk Committee also reviews Comerica's business continuity program.
The Governance, Compensation and Nominating Committee of the Board is tasked with reviewing Comerica’s human capital management strategy and talent development program, including recruitment, evaluations, development activities and compensation programs. The full Board is provided annual workforce updates.

CORPORATE GOVERNANCE PRACTICES	23
Role in Risk Oversight
The Board believes that Comerica has the appropriate leadership to help ensure effective risk oversight. Comerica has historically had and continues to pursue a strong risk management culture. We recognize that nearly every action taken as a financial institution requires some degree of risk. Our objective is not to eliminate risk but to give it due consideration to ensure we take the appropriate risks. In choosing when and how to take risks, we evaluate our capacity for risk and seek to protect our brand and reputation, our financial flexibility, the value of our assets and the strategic potential of our Company.
Governance and oversight of risk management activities are shared by management and our Board as follows:

Board of Directors	The Board approves a statement of our Company’s risk appetite, which is used internally to help our Board and management understand our Company’s tolerance for risk in each of the major risk categories and allow for the adaption of those tolerances to align with a changing economic environment.
Each of the Enterprise Risk Committee, the Audit Committee, the Compliance Oversight Committee and the Governance, Compensation and Nominating Committee reports regularly to the full Board.
Arthur Angulo, the Chair of the Enterprise Risk Committee, has been designated the Board’s risk expert.(1)

Board Committees	The Enterprise Risk Committee oversees policies, procedures and practices relating to credit risk, market risk, liquidity risk, technology risk (including cybersecurity and information security risk), operational risk, strategic risk, compliance risk (including compliance with bank regulatory obligations), and other general risks to Comerica and the actions undertaken or to be undertaken to identify, measure, monitor and control such risks. It is also responsible for environmental and social risks.
The Audit Committee plays a key role in risk management through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness, in addition to providing oversight of our financial statements and compliance with legal and regulatory requirements.
The Compliance Oversight Committee oversees various regulatory and compliance matters, with a focus on risk management.
The Governance, Compensation and Nominating Committee provides information on the risks associated with the Company’s compensation programs. A more detailed discussion of the Governance, Compensation and Nominating Committee’s evaluation of risks related to compensation programs can be found in the Compensation Discussion and Analysis section.

Management	The Enterprise Risk and Return Committee, chaired by the Chief Risk Officer, was established by the Enterprise Risk Committee and is responsible for overseeing the risk management framework, providing oversight in managing Comerica's aggregate risk position and reporting on the comprehensive portfolio of risks as well as the potential impact these risks can have on Comerica's risk profile and resulting capital level. It is principally composed of senior officers and executives representing Comerica's different risk areas and business units.
Comerica’s Chief Risk Officer, Brian S. Goldman, oversees risk on an enterprise-wide basis and reports to the Enterprise Risk Committee. He is responsible for ongoing compliance with policies and procedures relating to risk management governance, procedures and infrastructure, and also monitoring compliance with such policies and procedures, among other responsibilities.
Comerica’s Chief Audit Executive, Christine M. Moore, heads Comerica's internal audit function and reports to the Audit Committee. She is responsible for evaluating and opining on the effectiveness of Comerica’s internal controls, policies and procedures.

(1)From January 1, 2024 to April 23, 2024, Michael Collins also served as the Board's risk expert.

24	COMERICA INC. CORPORATE GOVERNANCE PRACTICES
Board Continuing Education
Onboarding
New director onboarding is a critical process that ensures incoming Board members are well-prepared to fulfill their responsibilities. Comerica's onboarding program includes a combination of personalized orientation sessions, written materials, and introductions to key leadership and team members. New directors learn about Comerica's governance structure, strategic plans, significant financial, accounting, and risk management concepts, its compliance programs, its various codes of ethics, its policies regarding Regulation FD and insider trading, its principal officers, and its internal and independent auditors. This thorough process helps new directors integrate smoothly, align with Comerica's objectives and make informed contributions to Board discussions and decision making.
Continuing Education
Comerica encourages its Board members to attend continuing director education programs to assist them in maintaining skills necessary or appropriate for the performance of their responsibilities. Comerica believes that continuing director education is beneficial in helping members navigate the complexities of the banking industry, remain abreast of regulatory requirements and expectations, and effectively oversee operations.
Overboarding Limit
Comerica requires that its directors not serve on more than three public company boards in addition to the Comerica Board and requires that members of Comerica’s Audit Committee not serve on more than two other public company audit committees. This allows Comerica's directors sufficient time to devote to Comerica and its shareholders.
Code of Ethics
Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the CEO, Chief Financial Officer ("CFO"), Chief Accounting Officer and Treasurer. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on the Investor Relations portion of Comerica’s website at www.comerica.com. Copies of such codes can also be obtained in print by making a written request to the Corporate Secretary.
Director Independence
The Board has determined that all non-management directors, currently constituting 92% of the full Board, are independent within the meaning of the listing standards of the NYSE. In making such determination, the Board has affirmatively determined that the following current directors have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Arthur G. Angulo, Nancy Avila, Roger A. Cregg, M. Alan Gardner, Derek J. Kerr, Richard G. Lindner, Jennifer H. Sampson, Barbara R. Smith, Robert S. Taubman, Nina G. Vaca and Michael G. Van de Ven. Additionally, all of the Audit Committee members satisfy the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and NYSE rules, and all of the Governance, Compensation and Nominating Committee members satisfy the applicable independence standards under NYSE rules and qualify as non-employee directors for purposes of Rule 16b-3 under the Exchange Act. The Board further determined that Curtis C. Farmer is not independent because he is an employee of Comerica. There are no family relationships between any of Comerica's directors or executive officers.

CORPORATE GOVERNANCE PRACTICES	25
Categorical Standards
Pursuant to Comerica’s Corporate Governance Guidelines, in no event will a director be considered “independent” if, currently or (for items (i) through (v)) within the preceding three (3) years:
(i)the director is or was employed by Comerica;
(ii)an immediate family member of the director is or was employed by Comerica as an executive officer;
(iii)the director, or any of their immediate family, receives or received more than $120,000 per year in direct compensation from Comerica, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
(iv)the director or any immediate family member of the director, is or has been a partner or employee of a firm that is or was during the preceding three years Comerica’s internal or external auditor and personally works or worked on Comerica’s audit within that time;
(v)the director or an immediate family member of the director is or was employed as an executive officer of another company if any of Comerica’s present executives at the same time serves or served on that company’s compensation committee;
(vi)the director is a current partner or employee of a firm that is Comerica’s internal or external auditor, or any immediate family member of the director is a current partner of such firm; or
(vii)the director is a current executive officer or an employee, or any of the director’s immediate family is a current executive officer, of another company (other than a tax exempt charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
Subject to the foregoing, the Corporate Governance Guidelines also state that the following relationships are not considered to be a material relationship that would impair a director's independence:
(i)ordinary lending relationships with the director or any of the director’s related interests, as defined in the Federal Reserve Board’s Regulation O, if, (a) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (b) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board’s Regulation O, if applicable; (c) in each such case, no material event of default has occurred under the extension of credit; (d) the aggregate amount of the extensions of credit to the Director and all of their related interests does not exceed 1% of Comerica’s consolidated assets; and (e) in each such case, the borrower represents to Comerica that, if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or, if the borrower is an individual, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition of the borrower;
(ii)ordinary lending relationships entered into between Comerica and any member of a director’s family if, in each such case, the extension of credit was made in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates, it did not involve more than the normal risk of collectability or present other unfavorable features, and it was in compliance with applicable law;
(iii)ordinary lending relationships entered into in the ordinary course of business between Comerica and any entity, which is not a related interest of a director, that employs a director or any member of a director’s family or for which a director serves as a board, committee or trustee member;
(iv)financial services or financial services products (other than loans or extensions of credit provided by Comerica), including, without limitation, brokerage services, banking services, third-party credit card products/services bearing Comerica’s logo, custodial services, trustee services, insurance services, investment advisory or asset management services, and other financial services or products-related transactions entered into between Comerica and/or any of its direct or indirect subsidiaries and directors and/or their family members, affiliated entities and/or charities with which they are affiliated, provided that the transactions (a) are in the ordinary course of business; (b) are on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates; and (c) are in compliance with applicable law;
(v)other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employs (a) a director, (b) a director’s spouse or (c) any child of a director who is residing in the director’s home, or for which a director serves as a board, committee or trustee member, if the annual payments for

26	COMERICA INC. CORPORATE GOVERNANCE PRACTICES
products or services paid to, or the annual income for products or services that is received from, such entity constitute less than the greater of 1% of Comerica’s consolidated gross revenues or 1% of such entity’s consolidated gross revenues. In the case of such an employer that is a not-for-profit organization, charitable contributions from Comerica to such entity shall not constitute payments for products or services for purposes of this calculation;
(vi)a director of Comerica serving as a board or trustee member, but not as an executive officer, of a not-for-profit organization that received discretionary charitable contributions in any given year from Comerica or the Comerica Charitable Foundation;
(vii)an officer of Comerica serving as a board, trustee or council member, but not as an executive officer, of a not-for-profit organization that employs a director of Comerica;
(viii)a director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization’s consolidated gross revenues; and
(ix)an officer of Comerica serving as a volunteer in connection with charitable fundraising (including charitable fundraising campaigns) or charitable services for a not-for-profit organization that employs a director of Comerica (including as an executive officer), if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization's consolidated gross revenues.
A current copy of the Corporate Governance Guidelines is available to security holders on the Investor Relations portion of Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
Director Transactions, Relationships or Arrangements by Category or Type
In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions, all of which were deemed immaterial:
•Loans, extensions of credits and related commitments to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated (Mr. Taubman, Ms. Vaca and Mr. Van de Ven) have been made by Comerica Bank in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features.
•Banking and financial services (other than extensions of credit) provided by Comerica in the ordinary course of business to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated, on terms and conditions not more favorable than those available to other similarly situated customers.
•Charitable contributions or other payments in the ordinary course of business by Comerica and/or the Comerica Charitable Foundation to charitable organizations with which a director or immediate family member is affiliated.
•Volunteer activities, including fundraising and other forms of service, by Comerica officers for not-for-profit entities with which a director is employed or otherwise affiliated.
•Other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and entities that employ a director, a director’s spouse or any child of a director who is residing in the director’s home, when the annual sales to, or purchases from, such entity constitute less than 1% of Comerica’s consolidated gross revenues or constitute less than 1% of such entity’s consolidated gross revenues.

CORPORATE GOVERNANCE PRACTICES	27
Transactions with Related Persons
Review of Transactions with Related Persons
Comerica has adopted a written Regulation O Policy and Procedure document to implement the requirements of Regulation O of the Federal Reserve Board, which has requirements regarding the extension of credit to directors and executive officers, as well as greater than 10% shareholders, and the related interests of any of the foregoing. Under the Policy and Procedure document, extensions of credit that exceed regulatory thresholds must be approved by the board of the appropriate subsidiary bank.
In addition to loan transactions that are covered by Regulation O, the Board has also adopted a written Related Party Transactions Policy setting forth procedures for the review, approval and monitoring of other transactions greater than $120,000 involving Comerica and in which related persons (directors, director nominees, executive officers, 5% shareholders, and immediate family members or primary business affiliations of such persons) have a material interest. Under the policy, the Governance, Compensation and Nominating Committee is responsible for reviewing and approving or ratifying transactions involving related persons. Directors may not vote on a related party transaction in which they or any member of their immediate family is a related person, but the director may participate in some or all of the committee’s discussions. The policy also permits the Chair of the Governance, Compensation and Nominating Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between committee meetings, in which case they will be reported to the full committee at its next meeting.
The policy contains a list of categories of transactions involving related persons that the Governance, Compensation and Nominating Committee has deemed pre-approved or ratified and as a result need not be brought to the Governance, Compensation and Nominating Committee for approval. These include:
1.financial services or financial services products (other than loans or extensions of credit provided by Comerica), including, without limitation, brokerage services, banking services, third-party credit card products/services bearing Comerica’s logo, custodial services, trustee services, insurance services, investment advisory or asset management services, and other financial services or products-related transactions entered into between Comerica and/or any of its direct or indirect subsidiaries and any related party, provided that the transactions (i) are in the ordinary course of business; (ii) are on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates; and (iii) are in compliance with applicable law, including the Sarbanes-Oxley Act of 2002, if applicable;
2.transactions not described in clause (1) above involving the purchase, sale or referral of products or services from, to or by Comerica and/or any of its direct or indirect subsidiaries, in which the related party’s interest derives solely from his or her service as an executive officer, director or employee of another corporation or organization that is a party to the transaction, provided that payments from or to Comerica and/or any of its direct or indirect subsidiaries for such products or services in any fiscal year constitute less than 1% of Comerica's consolidated gross revenues and constitute less than 1% of the related party's consolidated gross revenues;
3.any other transactions entered into between Comerica and a related party that is a 5% shareholder that (i) are in the ordinary course of business; (ii) are on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates; and (iii) are in compliance with applicable law, including the Sarbanes-Oxley Act of 2002, if applicable;
4.any charitable contribution, grant or endowment by Comerica, any of its direct or indirect subsidiaries and/or the Comerica Charitable Foundation to a charitable organization, foundation or university where a related party is a director or trustee (but not an executive officer);
5.any charitable contribution, grant or endowment by Comerica, any of its direct or indirect subsidiaries, and/or the Comerica Charitable Foundation to a charitable organization, foundation or university where a related party is an executive officer and/or where a related party serves as a volunteer as set forth in clause (6) below, if the aggregate amount involved does not exceed the greater of $1,000,000 or 5% of the charitable organization’s consolidated gross revenues; and
6.a related party serving as a volunteer in connection with charitable fundraising (including charitable fundraising campaigns) or charitable services for a not-for-profit organization that employs a director of Comerica (including as an executive officer), if the discretionary charitable contributions made to the organization in any given year by Comerica, any of its direct or indirect subsidiaries, and/or the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than $1,000,000 or 5% of the charitable organization's consolidated gross revenues, whichever is greater.

28	COMERICA INC. CORPORATE GOVERNANCE PRACTICES
The Governance, Compensation and Nominating Committee will review the following information when assessing a related party transaction:
•the related party’s interest in the transaction;
•the purpose and timing of the transaction;
•the approximate dollar value of the transaction and the approximate dollar value of the related party’s interest in the transaction;
•whether the terms of the transaction are fair to Comerica and on the same basis as would apply if the transaction did not involve a related party;
•Comerica’s business reasons for entering into the transaction;
•whether the transaction would impair the independence of an outside director or nominee for director;
•the acceptability of the transaction to Comerica’s regulators;
•whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer of the Company; and
•any other relevant information regarding the transaction.
Affiliates of BlackRock, Inc. ("BlackRock") and The Vanguard Group, Inc. ("Vanguard") are investment managers for certain investment options under our 401(k) Plan and/or certain RIA assets. These transactions are unrelated to BlackRock's and Vanguard's ownership of Comerica common stock, and the fees are paid by entities and individuals other than Comerica. These transactions did not require approval pursuant to the Related Party Transactions Policy.
Financial Services and Other Transactions with Executive Officers and Directors
Certain of the executive officers and directors of Comerica, their related entities, and members of their immediate families were customers of and had financial transactions in the ordinary course of business (including loans and loan commitments, as well as other financial products and services) with affiliates of Comerica during 2024 that did not require approval under the Related Party Transactions Policy. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features. Further, loans and commitments subject to Regulation O were all made in accordance with Comerica’s Regulation O Policy and Procedure document. Comerica also offers employee discounts to its employees, including executive officers, on certain other financial services. Additionally, there were certain ordinary course commercial transactions that did not require approval under the Related Party Transactions Policy, where Comerica transacted with an entity employing, or having as a director a related party, and payments constituted less than 1% of Comerica’s consolidated gross revenues or less than 1% of the other entity’s consolidated gross revenues.
Compensation Committee Interlocks and Insider Participation
During 2024, Mr. Gardner, Mr. Lindner, Ms. Smith, Ms. Vaca and Mr. Van de Ven served as members of the Governance, Compensation and Nominating Committee. No such member is, or was during 2024, an officer or employee of Comerica or any of its subsidiaries, nor is any such member a former officer of Comerica or any of its subsidiaries. No such member had a relationship requiring disclosure as a transaction with a related person. No executive officer of Comerica served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our Board or a member of the Governance, Compensation and Nominating Committee during 2024.

CORPORATE GOVERNANCE PRACTICES	29
Compensation of Directors
The Governance, Compensation and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board for final approval. In determining director compensation, the Governance, Compensation and Nominating Committee considers information provided by the independent compensation consultant retained by the Governance, Compensation and Nominating Committee to provide market analyses and consulting services on director compensation matters. When setting director compensation, the Governance, Compensation and Nominating Committee targets the median of Comerica's peer group. See “Role of the Compensation Consultant” for more information about the compensation consultant retained by the Governance, Compensation and Nominating Committee. Employee directors receive no compensation for their Board service.

DIRECTOR COMPENSATION HIGHLIGHTS

•Comerica maintains director stock ownership guidelines encouraging non-employee directors to own at least 5,000 shares of Comerica common stock (including restricted stock units ("RSUs")) within five years of the date the non-employee director was initially appointed or elected to the Board. Of those 5,000 shares, at least 1,000 shares should be beneficially owned within 12 months of the date the non-employee director was initially appointed to the Board.
•As of December 31, 2024, all non-employee directors have met their respective stock ownership guideline levels, based on period of service.
•RSUs granted to non-employee directors are settled in Comerica common stock on the first anniversary of the director’s separation from service on the Board.

The table below illustrates the compensation structure for non-employee directors in 2024. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board or its committees.

Elements of 2024 Annual Compensation (1)
Retainer (cash)	$105,000
Audit Committee Chair Retainer (cash)	$40,000
Facilitating Director Retainer (cash) (2)	$45,000
Compliance Oversight Committee Chair Retainer (cash)	$40,000
Governance, Compensation and Nominating Committee Chair Retainer (cash)	$35,000
Enterprise Risk Committee Chair Retainer (cash)	$35,000
Qualified Legal Compliance Committee Chair Retainer (cash)	$20,000
Compliance Oversight Committee Member Retainer (cash)	$20,000
Audit Committee Member Retainer (cash)	$10,000
Meeting Fees — per meeting (cash)	N/A
Restricted Stock Unit Award (3)	$129,965
(1)In 2024, there was also a Comerica Bank & Trust, National Association Independent Board Chair Retainer of $100,000 and a Comerica Bank & Trust, National Association Independent Non-Chair Retainer of $65,000. Comerica Bank & Trust, National Association is an affiliate of Comerica.
(2)From January 1, 2024 to September 30, 2024, the Facilitating Director Retainer was $40,000; such amount was increased to $45,000 as of October 1, 2024.
(3)On July 23, 2024, each non-employee director received a grant of 2,495 RSUs with a fair market value of approximately $129,965 based on the closing price of Comerica common stock on the date of grant. RSUs vest immediately at grant and settle after the one-year anniversary of the director leaving the Board, except due to death, certain cases of disability or a change in control.

30	COMERICA INC. CORPORATE GOVERNANCE PRACTICES
DIRECTOR COMPENSATION PLANS

Deferred Compensation Plans	Non-employee directors can defer some or all of their cash compensation into either a stock-settled plan — where deferred compensation earns a return based on the return of Comerica common stock during the deferral period — or a cash-settled investment fund plan — where deferred compensation earns a return based on broad-based investment funds elected by the director.

Equity Plans	Directors participate along with officers and employees in the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan, as Further Amended and Restated (the "Current LTIP"). Stock options, stock appreciation rights, restricted stock, RSUs, cash awards and other equity-based awards may be awarded under this plan. No participant who is a non-employee director of Comerica may be granted awards with a grant date fair value in excess of $500,000 per calendar year.

Retirement Plans	No retirement plan is currently offered to non-employee directors. Mr. Taubman has vested benefits under legacy plans; the plans were terminated and benefits thereunder were frozen in 1998. Mr. Taubman will receive a monthly benefit of $1,666.67 for 120 months, payable when he retires from the Board, except in the case of illness or disability. There is no survivor benefit.

The following table provides information on the compensation of each non-employee director who served on the Board during 2024.
2024 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total(4) ($)
Arthur G. Angulo	193,490	129,965	323,455
Nancy Avila	105,000	129,965	234,965
Michael E. Collins(5)	119,000	—	119,000
Roger A. Cregg	195,000	129,965	324,965
M. Alan Gardner	105,000	129,965	234,965
Jacqueline P. Kane(5)	32,596	—	32,596
Derek J. Kerr(6)	158,000	129,965	287,965
Richard G. Lindner	115,000	129,965	244,965
Jennifer H. Sampson	105,000	129,965	234,965
Barbara R. Smith	161,250	129,965	291,215
Robert S. Taubman	110,000	129,965	239,965
Reginald M. Turner, Jr.(5)	35,712	—	35,712
Nina G. Vaca	105,000	129,965	234,965
Michael G. Van de Ven	160,000	129,965	289,965
(1)Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Farmer is not included in this table.
(2)This column reports the amount of cash compensation earned with respect to the 2024 calendar year for Board and committee service. Comerica pays the applicable retainer to each non-employee director on a quarterly basis.

CORPORATE GOVERNANCE PRACTICES	31
(3)This column represents the grant date fair value of RSUs granted to non-employee directors in 2024 in accordance with Accounting Standards Codification ("ASC") 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024. The aggregate number of RSUs, including dividend equivalents that were reinvested in RSUs, outstanding as of December 31, 2024 for non-employee directors who served on the Board during 2024, was as follows: Mr. Angulo: 5,086; Ms. Avila: 6,853; Mr. Cregg: 44,512; Mr. Gardner: 5,086; Mr. Kerr: 5,086; Mr. Lindner: 42,625; Ms. Sampson: 5,086; Ms. Smith: 15,662; Mr. Taubman: 48,482; Ms. Vaca: 39,521; and Mr. Van de Ven: 17,508. The RSUs can be accelerated pursuant to their terms due to death, disability or a change in control.
(4)None of the earnings under the director defined contribution deferred compensation programs are above-market or preferential, so no such amounts are shown in this column. For more details, see the “2024 Non-Qualified Deferred Compensation Plans” section below. Any 2024 contributions to non-employee director deferred compensation programs are included in the “Fees Earned or Paid in Cash” column, in accordance with SEC rules. This column does not include distributions under non-employee director deferred compensation programs in 2024, as provided in SEC rules. Because benefit accruals froze for both of Comerica’s director defined benefit retirement plans on May 15, 1998, there was no change in the participants’ pension values in 2024. The only non-employee director who both served in 2024 and was covered by Comerica's retirement plans is Mr. Taubman. Comerica's incremental costs of perquisites and other personal benefits for each director were below $10,000 and are thus omitted per SEC rules.
(5)Mr. Collins, Mr. Turner and Ms. Kane served on the board until April 23, 2024. Additionally, Mr. Collins has served as the independent Chair on the board of Comerica Bank & Trust, National Association, an affiliate of Comerica, since May 2024. This table excludes Mr. Collins' 2024 fees for such services, which were $66,154.
(6)Mr. Kerr has served as an independent director on the board of Comerica Bank & Trust, National Association, an affiliate of Comerica, since May 2024. This table excludes Mr. Kerr's 2024 fees for such services, which were $43,000.

32

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Audit Committee selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. The Audit Committee believes this selection is in the best interests of the Company and its shareholders and recommends the shareholders ratify its selection.
Ernst & Young has served as our independent registered public accounting firm since 1992. The selection is based on an evaluation of Ernst & Young’s qualifications, experience, quality control processes and results, independence, performance, estimated fees, scope of services and staffing approach, including coordination of the external auditor’s efforts with our internal audit staff. The Audit Committee also considered whether to rotate the appointment among a number of firms.
The Audit Committee and its Chairman are involved in the process for selecting Ernst & Young’s lead engagement partner, which must periodically rotate. Ernst & Young's current engagement partner first took such role for the audit of the fiscal year ended December 31, 2022.
We are asking shareholders to ratify the Audit Committee's selection of Ernst & Young because we believe it is good governance. In the event of a negative vote on such ratification, or otherwise as it sees fit, the Audit Committee will reconsider its selection. Regardless of the vote outcome, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interests of Comerica and its shareholders.
We expect Ernst & Young representatives to attend the Annual Meeting of Shareholders and to make a statement if they wish. We also expect them to respond to appropriate shareholder questions.

Comerica’s Board of Directors recommends a vote “FOR” this proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
Independent Registered Public Accounting Firm
Fees to Independent Registered Public Accounting Firm
The following aggregate fees were billed to Comerica for professional services by Ernst & Young for fiscal years 2024 and 2023.

	2024	2023
	($)	($)
Audit Fees	4,677,943	3,954,017
Audit-Related Fees	778,397	401,549
Tax Fees	145,928	259,784
All Other Fees	208,000	8,000
Total Fees	5,810,268	4,623,350
Audit Fees
Audit fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the audit of Comerica’s annual consolidated financial statements included in Comerica's Annual Reports on Form 10-K, the review of financial statements included in Comerica’s Quarterly Reports on Form 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements. Audit-related fees consisted mainly of the audits of Comerica’s benefit plans and the internal control (SSAE 18 Report) for Comerica’s trust department. The Audit Committee determined that these services were compatible with maintaining Ernst & Young's independence.
Tax Fees
Tax fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. Tax fees consisted mainly of consultation on tax planning for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining Ernst & Young's independence.
All Other Fees
Ernst & Young billed Comerica fees for products and services other than those described in the previous three paragraphs during 2023 and 2024. In 2024, these fees consisted primarily of amounts billed to Comerica for non-tax advisory services, including a subsidiary review assessment. In 2023, these fees were generally for subscriptions to online accounting and tax research tools.

34	COMERICA INC. PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Services for Investment Vehicles
Comerica from time to time selects, and in limited circumstances engages, outside accountants to perform audit and other professional services to mutual funds, collective funds and common trust funds. Comerica typically uses a request-for-proposal process for this, and has selected Ernst & Young, among others, from time to time. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time to time, and Ernst & Young also receives fees from time to time from Comerica’s customers when providing audit or other professional services in connection with lending or other relationships between Comerica’s affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs because the fees are generally charged to the investment vehicle, customer or other applicable party, except as otherwise noted on the “Fees to Independent Registered Public Accounting Firm” table above.
Pre-Approval Policy
The Audit Committee has a policy to review and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent registered public accounting firm (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted non-audit services (including tax services) to be provided by the independent registered public accounting firm, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2024 and December 31, 2023 were pre-approved by the Audit Committee under its pre-approval policy.
For these purposes, "permitted non-audit services" do not include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board ("PCAOB") determines, by regulation, is impermissible; in each case except as required by law.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Exchange Act, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.
Audit Committee Report
The Audit Committee consists of directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NYSE and the SEC.
The Audit Committee oversees Comerica’s financial reporting process on behalf of the Board. This includes processes to ensure the integrity of the financial statements and to assess the independence, qualifications, and performance of the registered public accounting firm and Comerica’s internal audit function. The Audit Committee also oversees Comerica's asset quality review function. The Audit Committee has sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for its compensation and oversight of its work, as provided in Rule 10A-3 under the Exchange Act. The Board-adopted Audit Committee charter specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities.
Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed and discussed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent registered public accounting firm, including a discussion of the quality - not merely acceptability - of the accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the PCAOB-required written disclosures and letter from the registered public accounting firm concerning the firm's independence. The Audit Committee further discussed with the independent registered public accounting firm their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm’s independence. In addition, the Audit Committee reviewed all critical accounting policies and practices with the independent registered public accounting firm.
In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee
Roger A. Cregg, Chairman
Arthur G. Angulo
Derek J. Kerr
Richard G. Lindner
February 24, 2025

36

Executive Officers

Corey R. Bailey Age: 51 Executive Officer Since: 2023 Title: EVP, Middle Market and Business Banking

•Executive Vice President, Comerica Incorporated (since September 2022) and Comerica Bank (since April 2020)
•Executive Director of Middle Market and Business Banking (since July 2023), Comerica Incorporated and Comerica Bank
•Senior Vice President (November 2010 to April 2020), Comerica Bank
•Director of Credit Risk Management & Decisioning (February 2020 - July 2023), Comerica Bank

Wendy W. Bridges Age: 53 Executive Officer Since: 2021 Title: EVP, Corporate Affairs

•Executive Vice President, Executive Director of Corporate Affairs (since November 2021), Comerica Incorporated and Comerica Bank
•Senior Vice President, Corporate Communications & Executive Administration (2010 to November 2021), Comerica Incorporated

Megan D. Burkhart Age: 53 Executive Officer Since: 2010 Title: Senior EVP, Chief Administrative Officer and Chief Human Resources Officer

•Senior Executive Vice President, Chief Administrative Officer (since January 2023) and Chief Human Resources Officer (since January 2010), Comerica Incorporated and Comerica Bank
•Executive Vice President (January 2010 to January 2023), Comerica Incorporated and Comerica Bank
•Senior Vice President and Director of Compensation (February 2007 to January 2010), Comerica Incorporated and Comerica Bank

EXECUTIVE OFFICERS	37

J. McGregor Carr Age: 57 Executive Officer Since: 2020 Title: EVP, Wealth Management

•Executive Vice President, Executive Director of Wealth Management (since March 2020), Comerica Incorporated and Comerica Bank
•Executive Vice President, Senior Managing Director (August 2017 to February 2020), Wells Fargo Bank, N.A., a financial services organization
•Regional Managing Director (2008 to August 2017), Wells Fargo Bank, N.A.

Melinda A. Chausse Age: 59 Executive Officer Since: 2020 Title: Senior EVP and Chief Credit Officer

•Senior Executive Vice President (since January 2023) and Chief Credit Officer (since May 2020), Comerica Incorporated and Comerica Bank
•Executive Vice President (May 2020 to January 2023), Comerica Incorporated
•Executive Vice President (August 2010 to January 2023), Executive Director of Commercial Underwriting (February 2017 to May 2020), Comerica Bank

Megan D. Crespi Age: 51 Executive Officer Since: 2020 Title: Senior EVP and Chief Operating Officer

•Senior Executive Vice President and Chief Operating Officer (since January 2023), Comerica Incorporated and Comerica Bank
•Executive Vice President and Chief Enterprise Technology & Operations Services Officer (March 2020 to January 2023), Comerica Incorporated and Comerica Bank
•Chief Technology Officer (November 2018 to March 2020), Ally Financial
•Chief Information Officer — Auto Finance (August 2014 to October 2018), Ally Financial, a financial services organization

38	COMERICA INC. EXECUTIVE OFFICERS

Curtis C. Farmer Age: 62 Executive Officer Since: 2008 Title: Chairman, President and CEO

•Chairman (since January 2020), President (since April 2015) and Chief Executive Officer (since April 2019), Comerica Incorporated and Comerica Bank
•Vice Chairman (April 2011 to April 2015), Comerica Incorporated and Comerica Bank
•Executive Vice President (October 2008 to April 2011), Comerica Incorporated and Comerica Bank
•Director of Comerica Incorporated since July 2018

Allysun C. Fleming Age: 44 Executive Officer Since: 2023 Title: EVP, Payments

•Executive Vice President, Comerica Incorporated (since September 2022) and Comerica Bank (since July 2022)
•Executive Director of Payments (since July 2023), Comerica Incorporated and Comerica Bank
•Head of Customer Transformation (September 2021 to July 2022), Wells Fargo Bank North America, a financial services organization
•Head of TM Client Delivery (April 2020 to September 2021), Wells Fargo Bank North America
•Leadership Assignment / Head of Make It Easy Program (May 2018 to April 2020), Wells Fargo Bank North America

Larry E. Franco Age: 53 Executive Officer Since: 2024 Title: EVP, Retail & Small Business Banking

•Executive Vice President (since November 2024), Comerica Incorporated
•Executive Vice President (since March 2024), National Director of Retail & Small Business Banking (since November 2024), and National Director of Retail Banking & Operations (March 2024 to November 2024), Comerica Bank
•Executive Vice President, Southwest Territory Executive (June 2021 to March 2024), PNC, a financial services organization
•Senior Executive Vice President, Head of Retail Banking (January 2020 to June 2021) and Executive Vice President, Head of Retail Branch and Mortgage Sales (December 2014 to January 2020), BBVA USA, a financial services organization

EXECUTIVE OFFICERS	39

Brian S. Goldman Age: 50 Executive Officer Since: 2023 Title: Senior EVP and Chief Risk Officer

•Senior Executive Vice President and Chief Risk Officer (since December 2023), Comerica Incorporated and Comerica Bank
•Managing Director, Head of Operational Risk - Institutional Client Group (July 2020 to November 2023), Citigroup, a financial services organization
•Head of Operational Risk (December 2018 to July 2020), Goldman Sachs, a financial services organization

Von E. Hays Age: 53 Executive Officer Since: 2022 Title: Senior EVP and Chief Legal Officer

•Senior Executive Vice President (since January 2024), Executive Vice President (August 2022 to January 2024) and Chief Legal Officer (since August 2022), Comerica Incorporated and Comerica Bank
•Senior Vice President, Interim Chief Legal Officer (May 2022 to August 2022), Comerica Incorporated and Comerica Bank
•Senior Vice President, General Counsel – Human Resources, Litigation and Corporate Operations (February 2013 to May 2022), Comerica Incorporated and Comerica Bank

James J. Herzog Age: 62 Executive Officer Since: 2019 Title: Senior EVP and Chief Financial Officer

•Senior Executive Vice President (since January 2023) and Chief Financial Officer (since February 2020), Comerica Incorporated and Comerica Bank
•Executive Vice President (November 2011 to January 2023), Interim Chief Financial Officer (September 2019 to February 2020) and Treasurer (November 2011 to February 2020), Comerica Incorporated and Comerica Bank

Bruce Mitchell Age: 52 Executive Officer Since: 2024 Title: EVP and Chief Information Officer

•Executive Vice President and Chief Information Officer (since January 2024), Comerica Incorporated
•Executive Vice President and Chief Information Officer (since November 2020), Comerica Bank
•Executive Vice President (since January 2021), Comerica Bank
•Senior Vice President and Chief Information Officer of Wealth & Insurance Technology, March 2018 to October 2020, TD Bank, a financial services organization

40	COMERICA INC. EXECUTIVE OFFICERS

Christine M. Moore Age: 62 Executive Officer Since: 2016 Title: EVP and Chief Audit Executive

•Executive Vice President (since July 2016) and Chief Audit Executive (since January 2025), Comerica Incorporated and Comerica Bank
•General Auditor (May 2016-January 2025), Comerica Incorporated and Comerica Bank
•Senior Vice President (January 2007 to July 2016) and Deputy General Auditor (September 2013 to May 2016), Comerica Incorporated and Comerica Bank
•Senior Vice President, Audit Director (January 2007 to September 2013), Comerica Incorporated and Comerica Bank

Michael T. Ritchie Age: 56 Executive Officer from: 2013-2018 and 2023-Present Title: EVP, National and Specialty Businesses

•Executive Vice President (since February 2013), Comerica Incorporated
•Executive Vice President (since February 2010), Comerica Bank
•Executive Director, National & Specialty Businesses (since July 2023), Comerica Bank
•Head of National & Specialty Businesses (July 2022 to July 2023), Comerica Bank
•Michigan Market President (May 2013 to July 2022), Comerica Bank

Peter L. Sefzik Age: 49 Executive Officer from: 2015-2018 and 2019-Present Title: Senior EVP and Chief Banking Officer

•Senior Executive Vice President and Chief Banking Officer (since January 2023), Comerica Incorporated and Comerica Bank
•Executive Vice President, Commercial Bank (July 2018 to January 2023), Comerica Incorporated and Comerica Bank
•Executive Vice President (September 2015 to July 2018), Comerica Incorporated and President - Texas Market (September 2015 to July 2018), Comerica Bank

James H. Weber Age: 62 Executive Officer Since: 2019 Title: EVP and Chief Experience Officer

•Executive Vice President and Chief Experience Officer (since January 2020), Comerica Incorporated
•Executive Vice President and Chief Marketing Officer (February 2012 to January 2020), Comerica Incorporated
•Senior Vice President, Corporate Marketing and Communications (July 2007 to February 2012), Comerica Incorporated

41

Proposal 3: Non-Binding, Advisory Proposal Approving Executive Compensation
Executive Compensation
The Governance, Compensation and Nominating Committee (in this Proposal 3, the “Committee”) annually reviews Comerica’s compensation programs to ensure that they demonstrate a strong pay-for-performance link, reflect good governance and are consistent with appropriate industry practices. These programs are described in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion. As outlined in the “Compensation Discussion and Analysis” section, our compensation programs are structured to align the interests of our executives with the interests of our shareholders; to attract, retain and motivate superior executive talent; to provide a competitive advantage within the banking industry; to create a framework that delivers pay commensurate with financial results over the short and long-term; and to reduce incentives for unnecessary and excessive risk-taking.
The Board strongly supports Comerica’s executive pay practices and, as required pursuant to Section 14A of the Exchange Act, asks shareholders to support its executive compensation program by approving the following resolution:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Current Frequency of Shareholder Advisor Votes on Executive Compensation; Next Vote
Following our shareholders' recommendation in 2023 that we hold an annual vote on our executive compensation, and as required pursuant to Section 14A of the Securities Exchange Act, the Board determined to hold an advisory vote on executive compensation every year until our shareholders next vote on the frequency of this advisory vote. Accordingly, we anticipate that our shareholders will again have the ability to vote on a proposal to approve executive compensation next year at our 2026 Annual Meeting of Shareholders. We also anticipate that our shareholders will have the ability to vote on the frequency of the advisory vote (every one, two or three years) at our 2029 Annual Meeting of Shareholders.

The Board of Directors Recommends a vote “FOR” this advisory proposal to approve Executive Compensation.

42	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
2024 Compensation Highlights
The Committee met six times in 2024. In addition to those meetings, senior members of management met with Mr. Van de Ven, the Committee Chair, either formally or informally, multiple times during the year in preparation for the Committee meetings.
During 2024, the Committee reviewed and affirmed our peer group, updated our stock ownership guidelines for 2025, evaluated and updated our equity program for 2025, monitored the performance of our incentive plans, including through risk assessments, and discussed our sustainability initiatives, human capital strategy and talent development, among other things. We demonstrated that our incentive plans align with performance, as funding for the 2024 short-term annual cash incentive plan ("AEI") funded at 122.4%, driven by strong performance despite a challenging banking environment. The 2022-2024 Senior Executive Long-Term Performance Plan ("SELTPP") paid out at 135.0%, reflecting strong absolute and relative performance over the three-year measurement period.
For 2024, Comerica’s named executive officers (“NEOs”) were:

Curtis C. Farmer	James J. Herzog	Brian S. Goldman	Peter L. Sefzik	Megan D. Crespi
Chairman, President and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer	Senior Executive Vice President and Chief Risk Officer	Senior Executive Vice President and Chief Banking Officer	Senior Executive Vice President and Chief Operating Officer

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	43
Shareholder Outreach & Compensation Philosophy
Shareholder Outreach
Shareholder outreach is an integral part of our business practices, as we seek shareholder perspectives on topics such as operations, governance and compensation, industry matters, our performance, and environmental and social issues. We also welcome feedback from our investors at investor conferences, in which we generally participate quarterly, and during one-on-one visits with investors.
During 2024, we reached out to some of our largest shareholders who, in the aggregate, held over 50% of the outstanding shares of Comerica common stock, as well as certain other shareholders who had asked to provide feedback or who had provided feedback in the past.
At the 2024 Annual Meeting, approximately 94% of the shares present in person or represented by proxy and entitled to vote on the proposal voted in favor of our non-binding, advisory vote to approve executive compensation, and approximately 97% of the shares present in person or represented by proxy and entitled to vote on the proposal voted in favor of approving the Current LTIP. We considered this strong shareholder support for our executive compensation and governance programs. For the last eight years, shareholder support for our annual "Say on Pay" proposal has been above 90% of the shares present in person or represented by proxy at the applicable meeting and entitled to vote on the proposal. Accordingly, the Committee believes that our compensation programs meet our objectives — ensuring the compensation programs demonstrate a strong pay-for-performance linkage, reflect good governance and are consistent with appropriate industry practices. Taking the result of the 2024 "Say on Pay" vote into account, the Committee concluded that no significant changes to the executive compensation structure were needed for 2024, as it continues to express a robust view of performance, capturing human capital management, sustainability, and other factors and to align both short and long-term objectives.
Compensation Philosophy
We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain and motivate leadership to sustain our competitive advantage in the financial sector. They also encourage strong risk management and help promote outstanding financial results and shareholder returns over the long term. We generally set target compensation opportunities near the median of our peer group, with actual payouts reflecting variable compensation dependent on performance. We utilize a mix of variable compensation programs to reward long-term and short-term results with rewards delivered in a mix of cash and shares of Comerica’s common stock. This balanced approach supports our business strategies, aligns with our pay-for-performance philosophy and is reinforced through sound compensation governance to mitigate excessive risk.

44	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

We use

Two clawback policies - Compensation Recovery Policy meeting the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, SEC rules and NYSE requirements, as well as a discretionary Recoupment Policy.

Forfeiture provisions the Committee can use in the event of adverse risk outcomes to cancel all or part of outstanding, unvested stock awards.

Carefully-considered risk management, including compensation that vests over multiple time periods based on a variety of performance metrics.

Robust stock ownership guidelines for senior executives and directors. We expect our CEO to own 6X his salary and other NEOs to own 3X theirs; directors have a 5,000-share holding expectation.

Post-vesting holding requirement for directors. We settle director RSU awards in Comerica common stock on the first anniversary of the director’s separation of service from the Board.

Minimum vesting period for at least 95% of stock-based awards.

Independent compensation consultant who works solely for the Committee and performs no other work for Comerica.

Negative discretion can be used by the Committee in determining incentive funding or individual awards.

We do not use

Employment agreements

Excise tax gross-up provisions for current change of control agreements entered into after 2008 and will not include this provision in future agreements.

Modified single-trigger severance provisions for change of control agreements entered into after 2008 and will not include this provision in future agreements.

Repricing or replacing of underwater stock options or stock appreciation rights ("SARs") without shareholder approval.

Pledging or hedging Comerica shares by employees or directors is prohibited.

Non-independent directors on the compensation committee: the entire Committee meets SEC and NYSE independence requirements.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	45
Roles and Responsibilities
Role of the Compensation Committee:
The Committee, which consists of entirely independent members, oversees the development and administration of our executive compensation programs, and it reviews and approves all aspects of such programs.
Role of the Compensation Consultant:
The Committee uses its own judgment in determining executive compensation. To aid members in those decisions, the Committee retained Frederic W. Cook & Co. Inc. (“FW Cook”) as an independent consultant reporting directly to the Committee. Annually, the Committee evaluates FW Cook and FW Cook's primary individual advisor to the Committee, on the quality of their services. Following its 2024 review, the Committee extended FW Cook's engagement through July 2025. At that time, the Committee also reviewed FW Cook's independence, considering the following information provided by FW Cook:
•FW Cook did not provide any services to Comerica in 2024 other than for the Committee.
•FW Cook's 2024 Comerica fees were less than 1% of FW Cook’s annual consolidated total revenue.
•FW Cook's policies and procedures were designed to prevent conflicts of interest.
•FW Cook's primary individual advisor to the Committee had no personal or business relationships with any Committee member or Comerica executive, other than through the Committee's engagement of FW Cook.
•Neither FW Cook nor its primary individual advisor owned any Comerica common stock.
Based on its review of these, and any other factors it considered relevant, the Committee concluded that the work of FW Cook and the individual advisors it employed had not presented any conflicts of interest.
To assist the Committee, FW Cook:
•Attends Committee meetings.
•Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advises on plans or practices that may improve effectiveness.
•Furnishes the Committee with peer compensation data on the NEOs and non-employee directors to provide an independent recommendation on compensation.
•Reviews the Compensation Discussion and Analysis section of the proxy statement.
•Evaluates the programs in light of regulatory expectations and provides feedback to the Committee.
•Helps the Committee oversee programs to align executives' interests with shareholders’ interests.
FW Cook does not separately meet with the CEO or discuss with the CEO any aspect of his compensation.

46	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
Role of the CEO and Other Executive Officers:
•Our CEO provides compensation recommendations with respect to the other NEOs and other members of our leadership team. Our CEO leverages our internal compensation staff, led by our Chief Administrative Officer ("CAO"), to aid in determining compensation recommendations.
•Our CEO also assesses the corporate contribution and individual performance of each of his direct reports.
•The Committee meets with the CEO to discuss talent management and succession planning for key positions, including unexpected or emergency situations. The CEO and CAO present succession information to the Committee and full Board annually.
•Neither our CEO nor any other executive officer plays a role in determining the officer's own compensation.
Peer Group
The Committee used the following peer group to evaluate and understand market pay levels and practices among similarly situated financial institutions in 2024. To determine the peer group, the top 50 U.S. financial institutions, based on asset size, were reviewed using a variety of financial metrics (assets, revenue and market capitalization), their business models, geographic locations and competition with Comerica for talent. The same peer group is used in making financial comparisons for the purposes of investor presentations.
2024 PEER GROUP

BOK Financial Corp.	Huntington Bancshares Inc.	Synovus Financial Corporation
Citizens Financial Group, Inc.	KeyCorp	Webster Financial Corporation
Cullen/Frost Bankers, Inc.	M&T Bank Corp.	Western Alliance Bancorporation
Fifth Third Bancorp	Regions Financial Corp.	Zions Bancorporation
First Horizon National Corp.

FW Cook annually generates a compensation analysis for the Committee based on our peer group's proxy data. Recognizing that peers may be bigger or smaller than Comerica, and that officer positions listed in proxy statements vary from company to company, FW Cook's peer data is used only as a general indicator of compensation trends and pay levels and is not used to set specific compensation levels for the CEO or the other NEOs. The Committee reviews individual and Company performance, historical compensation, as well as the scope of each position, to determine total compensation for the NEOs. We generally strive to be at the median of the marketplace in compensation and expect variable compensation to increase or decrease relative to the median based on performance. The Committee compares compensation targets with the market data to ensure they are appropriate and competitive.
Additionally, on an annual basis, Comerica purchases several standard compensation surveys from compensation firms to evaluate compensation for our broader executive group and other employee positions.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	47
Compensation Elements & 2024 Pay Actions
Pay Mix Allocation
Our pay mix allocation is heavily weighted towards variable compensation or “pay-for-performance.” Placing more emphasis on pay-for-performance helps to incentivize and reward long-term value creation, which aligns with shareholder interests. For example, 86% of our CEO’s 2024 total target direct compensation opportunity is variable or “at-risk.”
Our executives’ total compensation is comprised of three primary elements: base salary, a short-term AEI incentive and long-term incentives. The 2024 long-term incentives consist of performance units under the SELTPP ("SELTPP units"), RSUs and stock options. Our emphasis on variable compensation is illustrated below.

CEO TARGET COMPENSATION MIX

Base Salary
Short-Term Cash Incentives
Stock Options
Restricted Stock Units
SELTPP (Performance Units)

Base Salary
Base salary is used to compete in the market for talent and forms the foundation for our other reward vehicles. We provide competitive base salaries to our NEOs in recognition of their responsibilities. In addition to benchmark data, we consider the NEO's performance, experience, time in the position, contribution and internal parity. In determining if an adjustment should be made during our annual merit cycle, the CEO (when considering the performance of NEOs other than himself) and the Committee primarily consider the NEO's performance against the prior year's goals, along with any changes in responsibilities. To promote a performance culture, increases are not automatic or guaranteed.
The Committee approved base salary increases for the NEOs, which were effective January 26, 2024, as detailed below.

Name	Base Salary as of 1/1/2024 ($)	Base Salary as of 12/31/2024 ($)	% Increase	Notes
Mr. Farmer	1,075,000	1,110,000	3.3	Merit Increase
Mr. Herzog	675,000	695,000	3.0	Merit Increase
Mr. Goldman	620,000	620,000	—	Salary at time of hire
Mr. Sefzik	650,000	680,000	4.6	Larger increase to better align with market
Ms. Crespi	605,000	625,000	3.3	Merit Increase

48	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
Incentive Compensation
A summary of the 2024 incentive compensation program for our NEOs is below.

Element and Weighting (CEO)	Form	Description
Annual Executive Incentive (AEI)	Cash Performance Program	•1-year Measurement Period (2024)

•Metrics: •MIP EPS(1) vs plan (65%) •MIP Efficiency Ratio(2) vs plan (15%) •Strategic Initiatives (20%)

Senior Executive Long-Term Performance Plan (SELTPP)	Equity Performance Program	•3-year Prospective Measurement Period (2024 – 2026)

•Metrics: •Absolute SELTPP ROCE(3) •Relative ROCE •Relative TSR modifier

Restricted Stock Units (RSUs)	Equity Incentive	•4-year Vesting Schedule

Stock Options	Equity Incentive	•4-year Vesting Schedule •Exercise price is set to the closing price on the date of grant

(1)"MIP EPS"* measures absolute performance for one-year earnings per share ("EPS") excluding non-performance items, uses net-charge-offs in lieu of provision expense for credit losses, and applies an interest rate collar of 50%. For 2024, non-performance items include the impact of any loss of hedge accounting treatment, FDIC special assessment accruals and losses related to repositioning of Comerica's available-for-sale securities portfolio. All adjustments are on an after-tax basis.
(2)"MIP Efficiency Ratio"* measures absolute performance for one-year efficiency ratio excluding non-performance items, applies an interest rate collar of 50% and excludes the impact of any loss of hedge accounting treatment (all on a pre-tax basis).
(3)"SELTPP ROCE"* measures Comerica's average return on common equity ("ROCE") by utilizing net charge-offs instead of provision expense for credit losses from the return metric, and, for the plan issued in 2024, excludes accumulated other comprehensive income from common equity. One-year computations are completed and averaged over the three-year performance period to determine SELTPP ROCE over a three-year period.
*    MIP EPS, MIP Efficiency Ratio and SELTPP ROCE are non-GAAP financial measures. See Appendix A for non-GAAP reconciliation information.
These programs:
•Utilize differing key metrics that align with financial performance and measure varying time horizons, providing a broader performance assessment.
•Combine absolute and relative performance measures to align executives’ interests with those of shareholders.
•Incorporate shareholder feedback.
•Align with regulatory expectations.
•Are subject to our clawback policy and, with respect to the equity awards, our forfeiture provisions.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	49
Annual Executive Incentive (Short-Term Cash Incentive)
The NEOs, along with our other senior leaders (approximately 395 individuals), participate in the AEI program. The AEI is awarded pursuant to Comerica’s Management Incentive Plan (“MIP”). This program measures Comerica’s absolute performance for one-year MIP EPS, MIP Efficiency Ratio and strategic initiatives against internal goals. The Committee approved these metrics because they provide a balance of financial, operational and organizational health metrics. We include strategic initiatives for a more robust consideration of performance and to promote a focus on accomplishing key objectives supporting longer-term success. We believe the use of a variety of measures that allow for a holistic view of performance is the foundation of a responsible incentive program that rewards achievement without encouraging participants to take excessive risk.
Each year, the Committee reviews multiple factors to ensure the performance goals used to determine payouts for the AEI plan are balanced, achievable but challenging, motivating, do not incent excessive risk taking and reflect the current environment in which the Company must perform. Given that the banking industry, and Comerica, are highly sensitive to macro-environmental factors, especially interest rates, the ability to set performance goals at levels exceeding the prior year may not be realistic given the expected interest rate environment, which was the case at the beginning of 2024 and generally aligned with guidance to shareholders.
Metrics:
•MIP EPS versus goal – weighted 65%
•MIP Efficiency Ratio versus goal – weighted 15%
•Strategic Initiatives – weighted 20%
Measurement Period:
•One-year prospective
Corporate Funding:
Corporate funding is the summation of the weighted funding for each metric.
•Below 75% of goal = no funding for the relevant metric
•75% of goal = threshold funding (25%) for the relevant metric
•100% of goal = target funding (100%) for the relevant metric
•125% of goal = maximum funding (200%) for the relevant metric
•Funding for each metric increases by 4% for every 1% of achievement above target performance and decreases 3% for every 1% below target performance
INDIVIDUAL INCENTIVE TARGETS
Each year, the Committee establishes individual target and maximum funding amounts for cash incentives under the AEI program for each senior officer that is based on a percentage of such senior officer's base salary. No changes were made by the Committee to the CEO's or any other NEO's individual incentive target for 2024. Target and maximum incentive opportunities under the AEI program for 2024 are set forth below.

Level	Target (% of base salary)	Maximum (% of base salary)
CEO	150%	300%
CFO	100%	200%
Other NEOs	90%	180%
Individual awards may differ from the amount determined by the program formula, as awards are ultimately based on each NEO’s performance. The Committee utilizes performance assessments to help determine individual awards, and evaluates the CEO’s individual performance based on accomplishment of key priorities, leadership, community involvement and overall performance of the Company. Additional details are provided in the Performance Highlights section for each NEO below.

50	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
2024 AEI Goals
The Committee set the 2024 MIP EPS and MIP Efficiency Ratio goals in early 2024, reflecting cautious optimism about the economy and recognizing Comerica's plan to continue investments in growth and technology. For 2024, setting the EPS goal lower than prior year reflects the impact of cyclical pressures that the elevated rate environment would have on profitability. Additionally, we started incorporating the forward curve to forecast interest rate changes. While management is responsible for our rate sensitivity, interest rate changes are outside the control of management; therefore, we continue to apply a collar of 50% for interest rate changes to calculate performance.
The Committee also uses strategic initiatives to ensure a robust, balanced view of performance and to reinforce current initiatives that support longer-term objectives. The 2024 strategic initiatives included risk management, growth and human capital.
•Risk Management - The Excellence Program (10% weighting)
•In the wake of the 2023 banking crisis, the operating environment for financial institutions shifted significantly. In response, the Excellence Program was launched, focusing on maturing our foundational capabilities, demonstrating disciplined execution, enhancing risk management practices, and fostering our risk culture across the bank. The Excellence Program allows us to further position ourselves for the future. Results in this category were slightly below target performance.
•Growth (5% weighting)
•Goals were established in this category to specifically focus on deposits and non-interest income. Attention was given to enhancing digital products, executing segmentation, growing relationships and capabilities in targeted divisions, and simplifying customer transactions. Results in this category met expectations, resulting in target performance.
•Human Capital (5% weighting)
•Each year, human capital metrics are created and tracked by division, reinforcing Comerica's commitment to support success for our colleagues and communities. All divisions either successfully achieved or surpassed their 2024 human capital metrics, reflecting outstanding performance.
•Comerica established community investment goals for both Community Reinvestment Act-qualified contributions and contributions focused on community development investments. For 2024, we successfully met our contribution goals in each category, underscoring our focus and commitment to positively impact the communities we serve.
The table below shows the 2024 MIP EPS, MIP Efficiency Ratio and Strategic Initiatives goals and the achievement against those goals. Performance against plan resulted in funding of 122.4% under the AEI plan.

2024 Annual Corporate Performance
Metric	Target	Threshold (3)	Maximum (4)	CMA Actual Performance
MIP EPS(1)	$5.18	$3.89	$6.48	$5.63
MIP Efficiency Ratio(2)	68%	85%	51%	69%
Strategic Initiatives - Risk Management	100%	75%	125%	97%
Strategic Initiatives - Growth	100%	75%	125%	100%
Strategic Initiatives - Human Capital	100%	75%	125%	106%
(1)"MIP EPS"* measures absolute performance for one-year EPS excluding non-performance items, uses net-charge-offs in lieu of provision expense for credit losses, and applies an interest rate collar of 50%. For 2024, non-performance items include the impact of any loss of hedge accounting treatment, FDIC special assessment accruals and losses related to the repositioning of Comerica's available-for-sale securities portfolio. All adjustments are on an after-tax basis.
(2)"MIP Efficiency Ratio"* measures absolute performance for one-year efficiency ratio excluding non-performance items, applies an interest rate collar of 50% and excludes the impact of any loss of hedge accounting treatment (all on a pre-tax basis).
(3)Threshold is calculated by multiplying the target by the threshold funding percentage, which is 75% for MIP EPS and Strategic Initiatives. The threshold funding percentage for MIP Efficiency Ratio is 125%, as it has an inverse relationship (i.e., higher efficiency ratio results in a lower payout).
(4)Maximum is calculated by multiplying the target by the maximum funding percentage, which is 125% for MIP EPS and Strategic Initiatives. The maximum funding percentage for MIP Efficiency Ratio is 75%, as it has an inverse relationship (i.e., lower efficiency ratio results in a higher payout).
*    MIP EPS and MIP Efficiency Ratio are non-GAAP financial measures. See Appendix A for non-GAAP reconciliation information.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	51
CORPORATE FUNDING CALCULATION

Metric Achievement	Metric Funding	Weighted Funding	Total Corporate Funding

MIP EPS $5.63 / $5.18 = 109%	MIP EPS 100% + (9 X 4%) = 136%	MIP EPS 136% X 65% = 88%	88% + 14% + 20% = 122%

MIP EFFICIENCY RATIO 68% / 69% = 99%	MIP EFFICIENCY RATIO 100% + (-1 X 3%) = 97%	MIP EFFICIENCY RATIO 97% X 15% = 14%

STRATEGIC INITIATIVE WEIGHTED FUNDING

Risk Management 91% X 10% = 9%	Growth 100% X 5% = 5%	Human Capital 124% X 5% = 6%

For the awards made with respect to performance periods ending December 31, 2024, the use of net charge-offs in lieu of provision expense, the application of the interest rate collar and other non-performance items collectively increased net income attributable to common shares by $82 million (after-tax), and the application of the interest rate collar and other non-performance items increased revenues and decreased noninterest expenses used to calculate the efficiency ratio by $76 million and $13 million (before-tax), respectively.
Each NEO had a target opportunity under the 2024 AEI expressed as a percentage of base salary. The Committee determined each NEO's award using the corporate funding level as the baseline and assessing individual performance against objectives and continued leadership response to challenges that arose during the year. Our CEO shared his assessment of the other NEOs' performance with the Committee for this purpose.

52	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

Curtis C. Farmer

PERFORMANCE HIGHLIGHTS
•Strong 2024 financial results; maintained excellent credit quality, grew capital to CET1 of 11.89%, well above our 10% strategic target, reinstated the share buy back program and enhanced our liquidity position by deliberately reducing wholesale funding and growing core deposits
•Launched the Excellence Program focused on maturing our foundational capabilities, demonstrating disciplined execution, enhancing risk management practices, and fostering our risk culture
•Continued focus on development of direct leadership team and succession planning
•Executed long-term strategic plan focused on driving market expansion and additional revenue growth; 2024 accomplishments included further Southeast U.S. expansion and growth in payments, small business, business banking and capital markets
•Continued work with the Board on expanding Board capabilities
•Supported human capital management strategies across the organization, including over 84,000 hours of colleague volunteerism
•Improved the customer experience with increased capacity in the Customer Contact Center and a reduction in loan closing time
•Focused on technology roadmap deliverables to enhance cyber capabilities and evolve our digital strategy
•Established Comerica as a destination for high-impact talent
•Committed to community engagement with 175th anniversary events, serving as Chair for the 99th Annual United Way of Metropolitan Dallas Campaign

James J. Herzog

PERFORMANCE HIGHLIGHTS
•Ensured strong liquidity position to meet demands in a challenging operating environment
•Supported divisions during key conversions and helped achieve objectives
•Maintained strong interactions with key stakeholders (regulators and investors)
•Contributed to Excellence Program objectives
•Continued to build out and organize the Finance department to align with various regulatory expectations and be positioned for growth
•Developed longer-term financial models to support strategic decisions
•Focused on a successful Bloomberg Short-Term Bank Yield Index ("BSBY") cessation

Brian S. Goldman

PERFORMANCE HIGHLIGHTS
•Contributed significantly to the Excellence Program focused on maturing our foundational capabilities, demonstrating disciplined execution, enhancing risk management practices, and fostering our risk culture
•Focused on upskilling and re-skilling critical talent to meet evolving risk environment and regulatory expectations
•Enhanced risk management model, improving quality and value in partnerships across the organization
•Improved risk reporting and transparency around risk appetite and key risk considerations

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	53

Peter L. Sefzik

PERFORMANCE HIGHLIGHTS
•Focused on the customer experience and acquisition
•Targeted expansion across multiple lines of business and geographies
•Completed organizational changes to drive efficiencies and appropriately position for long-term success
•Set colleagues up for success by providing enhanced training and driving engagement
•Strengthened external presence with key stakeholders, clients and within the community
•Remained focused on digital transformation, enhancing payment services operations and customer onboarding processes
•Established a business risks and controls department to evolve business line risk controls

Megan D. Crespi

PERFORMANCE HIGHLIGHTS
•Added talent and implemented structural changes, improving capabilities and aligning with various regulatory expectations
•Continued focus on modernization and maturation of technology and operations
•Opened new work facilities with flexible work spaces and enabling colleague productivity
•Partnered on various projects to enable customers and improve processes
•Remained focused on mitigating cyber risk and protecting information
•Supported Excellence Program initiatives

54	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

2024 AEI Program Awards
Name	Individual Award ($)	Individual Target as a Percent of Base (%)	Individual Award as a Percent of Target (%)
Mr. Farmer	2,037,960	150%	122.4%
Mr. Herzog	850,680	100%	122.4%
Mr. Goldman	682,992	90%	122.4%
Mr. Sefzik	749,088	90%	122.4%
Ms. Crespi	688,500	90%	122.4%
Long-Term Incentives
Comerica compensates the NEOs with a mix of equity vehicles composed of stock options, RSUs and SELTPP units.
Our long-term incentives emphasize performance-based awards, as shown below.

CEO LONG-TERM INCENTIVE MIX 2024 PROGRAM

Time-Based Restricted Stock Units
Stock Options
Performance Units (SELTPP)

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	55

Stock Options
Stock options align management's interests with the interests of our shareholders by providing value only if Comerica’s common stock price increases. In 2024, we granted non-qualified stock options that vest 25% per year over four years and have a term of 10 years. The exercise price is based on the closing price of Comerica on the date of grant.
RSUs
We use RSUs to provide balance to our total compensation program and build long-term value that is realized with continued employment. Beginning with the 2021 awards, RSUs vest 50% in year two, 25% in year three and 25% in year four.
SELTPP
The SELTPP is a forward-looking equity performance program. The awards are full-value shares that are subject to robust performance measures. The 2024 SELTPP grants include relative ROCE metrics in addition to absolute SELTPP ROCE. The Committee believes the combination of absolute and relative measurements recognizes the need to perform against our absolute goals while also measuring management performance against banking peers. The 15% TSR modifier may adjust the payout either positively or negatively based on results. The maximum payout under the program is capped at 150% of target. Relative ROCE (which is calculated on a GAAP basis) and TSR performance are both be measured compared with the KBW Bank Index.
The 2024 SELTPP awards measure 2024-2026 performance. The funding is based on achievement against both absolute and relative performance targets. The Committee believes the absolute target is achievable with solid, sustained performance that enhances shareholder value. Our absolute SELTPP ROCE target is 9-11%, with no funding for performance below 4%, regardless of relative performance. However, if Comerica achieves a maximum absolute SELTPP ROCE of 16% but ranks in the last quartile for relative performance, the payout would be at only 75% of target. Regardless of performance, the 2024 SELTPP will not fund higher than 150% of target.
If threshold SELTPP ROCE performance is not achieved, the target SELTPP award is forfeited.
Long-term Incentives All equity awards subject to our forfeiture provisions.
RSUs Dividends accrue over the life of the vesting period and are only paid out if the RSUs vest.
SELTPP Features Absolute and relative measurements, potential negative or positive TSR modifier, threshold performance required and payouts are capped.
2024 Long-Term Incentive Awards
2024 NEO equity awards, which were granted in January 2024, were comprised of SELTPP units (60%), RSUs (30%) and stock options (10%). A substantial portion of the total grant amount is subject to robust performance measures, and the value that is ultimately earned by the NEOs is contingent on both corporate performance and the price of Comerica common stock. The target equity award for each individual is a dollar value determined based on the NEO’s position, experience, contribution and internal parity, as well as competitiveness of equity values compared to market data compiled by the Committee’s independent compensation consultant. The actual number of SELTPP units, RSUs and shares underlying stock options awarded is calculated based on the dollar value divided by closing price of Comerica common stock on the date of grant.

56	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
The Committee may grant any executive’s award below target if it deems it appropriate.

2024 Grants
NEO	Stock Option Grant ($)	Restricted Stock Unit Grant ($)	SELTPP Unit Grant (Target) ($)	Total Equity Grant Value ($)
Mr. Farmer	523,202	1,575,092	3,231,056	5,329,350
Mr. Herzog	139,532	420,079	861,523	1,421,134
Mr. Goldman	99,666	300,018	615,492	1,015,176
Mr. Sefzik	139,532	420,079	861,523	1,421,134
Ms. Crespi	89,699	270,070	553,777	913,546
SELTPP Units for the Performance Period Ended December 31, 2024
The SELTPP units for the 2022-2024 performance period measured absolute SELTPP ROCE and relative ROCE, and they utilized relative TSR as a modifier. Specifics of the plan design are provided below.
•Target awards were granted at the beginning of the measurement period in January 2022.
•The payout percentage was calculated based on a matrix (see chart below) using Comerica’s three-year average performance against both absolute SELTPP ROCE and relative ROCE.
•TSR acts as a modifier (both positive and negative).

Relative ROE		2022 - 2024 SELTPP Payout Matrix

1st Q	75P	95%	120%	125%	130%	150%

2nd Q	50P	75%	95%	100%	105%	140%

3rd Q	25P	50%	70%	75%	80%	100%

4th Q	0P	25%	45%	50%	55%	75%

		Absolute ROCE (3yr Avg)

		3.0%	8.0%	9.0%	10.0%	15.0%

		Threshold	Target Zone			Maximum
For the 2022-2024 SELTPP award, Comerica achieved a SELTPP ROCE of 16.0%, and ranked in the first quartile for relative ROCE within the peer group, resulting in an achievement factor of 150.0% of target. Because Comerica's relative TSR performance was in the fourth quartile, as compared to the KBW Bank Index, the achievement factor was reduced by 15%, resulting in a payout of 135%.
For the 2022 grants, the actual achievement for SELTPP ROCE was calculated using net charge-offs in lieu of provision expense for 2022, 2023 and 2024, increasing net income attributable to common shares by $34 million (after-tax) in 2022, increasing net income attributable to common shares by $51 million (after-tax) in 2023 and decreasing net income attributable to common shares by $1 million (after-tax) in 2024.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	57

2022-2024 SELTPP Award Vesting
Name	2022 Target Award (#)	Performance Adjusted Shares Distributed
Mr. Farmer	27,220	36,747
Mr. Herzog	7,775	10,496
Mr. Goldman	—	—
Mr. Sefzik	7,130	9,625
Ms. Crespi	4,215	5,690
SELTPP PERFORMANCE TARGETS
The absolute SELTPP ROCE goal is determined based on the consideration of key performance factors, such as revenue generation, loan and deposit growth, credit quality, expense management and economic outlook. When setting the absolute SELTPP ROCE goal, the Committee also considers the design of the awards (which balances the absolute metric against a peer ranking and a TSR measure). Additionally, since this is a long-term goal with various potential future scenarios, there is a wide payout range, allowing the target range to remain relatively consistent year over year and promoting a focus on long-term performance. The Committee decided to keep the target consistent to the 2023-2025 SELTPP for the 2024-2026 SELTPP. Additionally, in January of 2025, the Committee decided to keep the target consistent for the 2025-2027 SELTPP ROCE grants, due to the challenging operating environment and the desire to maintain stability.

	2023-2025 Performance Period		2024-2026 Performance Period		2025-2027 Performance Period
Measurement Type	Absolute	Relative (%tile)	Absolute	Relative (%tile)	Absolute	Relative (%tile)
Target	10.0%	50th	10.0%	50th	10.0%	50th
Threshold	4.0%	25th	4.0%	25th	4.0%	25th
Target Range	9.0%-11.0%	50th-75th	9.0%-11.0%	50th-75th	9.0%-11.0%	50th-75th
Maximum	16.0%	75th	16.0%	75th	16.0%	75th
TSR Modifier	+/–15% for top/bottom quartile		+/–15% for top/bottom quartile		+/–15% for top/bottom quartile
Performance targets are not intended to be predictions of future events or other forms of forward-looking statements and should not be relied upon for any purpose outside the context of this Compensation Discussion and Analysis.
Other Benefits Programs and Compensation
Comerica offers its employees customary health, welfare and retirement benefit programs typical at most companies. These include healthcare, life insurance, disability, dental, vision and relocation benefits, as well as an employee stock purchase program and retirement programs.
Employee Stock Purchase Plan
Employees can participate in an Employee Stock Purchase Plan ("ESPP"), which provides participants a convenient and affordable way to purchase shares of Comerica common stock without being charged a brokerage fee.
Our ESPP allows employees to purchase shares of Comerica common stock through payroll deduction at a 15% discount. Employees are subject to a $25,000 annual limit on their purchases. This program encourages all colleagues to own stock, and to that extent, aligns their interest with those of shareholders.

58	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
Retirement Benefits
Retirement benefits allow Comerica to attract and retain employees and provide avenues for colleagues to save for retirement. Comerica does not have a mandatory retirement age for its executives; however, certain retirement benefits are tied to the participant’s achievement of age and service requirements. See “Potential Payments upon Termination or Change of Control at Fiscal Year-End 2024” for more information.
401(k) PLAN
Eligible colleagues can participate in Comerica’s 401(k) plan, which includes a 100% match on salary deferrals up to 4% of qualified earnings (up to the IRS compensation limit). Employees are eligible for the employer matching contributions after completing six months of service, and all contributions vest immediately.
PENSION PLANS
Comerica makes a unique investment in colleagues by maintaining an active pension plan. The pension plan and supplemental executive retirement plans available for all eligible colleagues are referred to herein as the Comerica Incorporated Retirement Income Account Plan (“RIA”) and the Supplemental Retirement Income Account Plan for Employees of Comerica Incorporated (“SRIA”).
Key Features
•The RIA and SRIA are cash balance plans that provide eligible participants monthly contribution credits of 3% to 6% of eligible compensation based on the sum of the participant’s age and service as shown below.

Age + Service Points	Comerica Contribution
Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60+	6.0%
•Comerica provides a monthly interest credit based on the annual rate of interest for 30-year Treasury securities as of November preceding the applicable plan year, divided by 12. The annual rate of interest will not be less than 3.79% or more than 8%.
•The SRIA provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $345,000 in 2024, and on compensation that is deferred under Comerica’s deferred compensation plans.
•Colleagues that participated in the pension plan prior to January 1, 2017 also have a frozen benefit accrued under the prior final average pay formula through December 31, 2016.
Limited Perquisites
Comerica provides a limited number of perquisites to its executive officers for competitive and business reasons. These personal benefits represent a small component of compensation, and Comerica does not pay tax reimbursements on such items (other than relocation assistance that is available to employees at all levels). Executive services benefit our shareholders by facilitating our NEOs' continued service and focus on Comerica's business. We provide financial planning services beyond those available generally to all employees in order to facilitate our executives' focus on Comerica's business matters. We also allow Mr. Farmer personal use of the corporate aircraft up to $150,000 annually; this benefit increases the time our CEO has to work on Comerica business by minimizing wait times and facilitating meetings compared to commercial air travel. We occasionally provide NEOs' family or guests travel and/or entertainment benefits related to business events attended by the NEOs, which we encourage them to attend in order to strengthen relationships; these include corporate recognition, recruiting, and similar events held for marketing or other business purposes. Due to the public profile of our CEO and credible threat assessment, the following security services were provided and the associated costs shown in our Summary Compensation Table: security services and personnel during personal travel. Security costs related to travel for business purposes are not included.
The Committee regularly reviews these perks to determine whether they continue to serve our intended business purposes.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	59
Looking Forward – 2025 Compensation Design
The Committee reviewed our compensation programs, evaluating effectiveness, competitiveness and alignment with corporate and shareholder goals during 2024, and decided to maintain our compensation programs as outlined under the Compensation Elements & 2024 Pay Actions section of this proxy statement, with a modification to our long-term incentives. Specifically, the Committee decided to discontinue the use of stock options with the annual equity grants made in January of 2025. Our long-term incentive mix is now 60% SELTPP units and 40% time-based RSUs versus 60% SELTPP units, 30% time-based RSUs and 10% stock options. This change better aligns us to market practice and regulatory expectations. Additionally, the Committee conducted a thorough review of the peer group for 2025 and decided against any changes.
The Committee also made updates to our stock ownership guidelines, which is detailed in the section below.
Other Compensation Practices and Policies
Stock Ownership Guidelines
We have stock ownership guidelines that encourage executive vice presidents and above, including the NEOs, to own a significant amount of Comerica common stock.
New for 2025: The Committee elected to eliminate the five-year grace period to achieve the targeted ownership levels and instead require the officer to retain 50% of after-tax shares from each SELTPP unit settlement, RSU vesting or stock option exercise until the salary multiple is met.

Internal Grade Level	Salary Multiple
CEO	6X
CFO	3X
Sr. EVP/EVP (Level II)	3X
EVP (Level I)	2X
Utilizing stock ownership guidelines helps to align the interests of our leadership team with the interests of our shareholders and reinforce a focus on our long-term success. For purposes of the stock ownership guidelines, stock ownership includes:
•Unvested shares of time-based RSUs;
•All shares owned by the senior officer;
•Shares held in trust where the senior officer retains beneficial ownership; and
•Any shares or share equivalents accumulated through employee benefit plans, such as deemed investments in Comerica common stock under a deferred compensation plan or Comerica common stock held in a 401(k) plan.
SELTPP units and stock options are not counted towards ownership until they are vested or exercised, respectively, and the resulting shares become owned by the participant.
As of December 31, 2024, all of the NEOs have exceeded their stock ownership guideline levels, except for Mr. Goldman who started with the organization in December of 2023.
Hedging and Pledging Practices and Insider Trading Policy
Our directors and employees may not hedge or offset any decrease in the market value of Comerica’s equity securities, through financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise. Employees, officers and directors are also prohibited from holding Comerica’s securities in a margin account or pledging Comerica’s securities as collateral for a loan.
Comerica has adopted an insider trading policy generally applicable to all transactions in Comerica’s securities by directors, officers and employees, as well as other representatives and agents of Comerica who possess material nonpublic information ("MNPI") about Comerica or its customers. The policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. While Comerica is not subject to the insider trading policy, the Company does not trade in Comerica's securities when it is in possession of MNPI other than pursuant to previously-adopted Rule 10b5-1 trading plans.

60	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
Severance Benefits and Change of Control Agreements
Change of Control Agreements
We maintain change of control agreements with our NEOs to encourage our executives to remain with Comerica during a potential or actual transaction and to focus on maximizing shareholder value without regard to interests in continued employment.
If a change of control of Comerica occurs, each NEO will have a right to continued employment for a period of 30 months from the date of the change of control (the “Employment Period”).
If the executive dies or becomes disabled during the Employment Period, the executive or their beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation, vacation pay and death or disability benefits.
If Comerica terminates the executive’s employment for a reason other than cause or disability or the executive terminates for good reason during the Employment Period, the agreement provides the following severance benefits (“Change of Control Benefits”):
•any unpaid base salary through the date of termination;
•a proportionate bonus based upon the highest annual bonus earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year following the change of control (“highest annual bonus”);
•an amount equal to three times the sum of the executive’s annual base salary plus the executive’s highest annual bonus;
•a payment equal to the excess of: (i) the retirement benefits the executive would receive under Comerica’s pension and excess defined benefit plans, as applicable, if the executive continued to be employed for three years after the date their employment was terminated, over (ii) the retirement benefits the executive actually accrued under the plans as of the date of termination;
•provision of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless executive becomes eligible to receive comparable benefits during the three-year period; and
•outplacement services.
These amounts would be paid in a lump sum with the exception of the health, accident, disability and life insurance benefits and the payment of outplacement services, which would be paid as the expenses were incurred. All payments would be made by Comerica or the surviving entity.
Change of control agreements entered into in 2008 and before included an excise tax benefit and a window period feature. Accordingly, Mr. Farmer would also receive the Change of Control Benefits if he resigned for any reason within the 30 days after the one-year anniversary of the change of control. Additionally, if any payment or benefit to Mr. Farmer under the agreement or otherwise were subject to the excise tax under Section 4999 of the Internal Revenue Code, he would receive an additional payment in an amount sufficient to make him whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) did not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments would be made with respect to the excise tax, and the payments otherwise due to Mr. Farmer would be reduced to an amount necessary to prevent the application of the excise tax. Current change of control agreements entered into after 2008 provide that payments and benefits will be reduced to the amount necessary to prevent the application of the excise tax if such reduction would result in the executive retaining a greater amount on a net after-tax basis than if they were not reduced.

Current agreements entered into after 2008 do not include the excise tax benefit and window period provisions. Furthermore, Comerica will not include these provisions in new agreements going forward.

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Tax Deductibility
Comerica may not deduct compensation over $1 million per year for certain executives from its U.S. income tax. The Committee may consider tax deductibility in determining compensation. Nevertheless, the Committee designs and maintains competitive executive compensation arrangements to serve our interests and those of our shareholders regardless of deductibility.
Approximately $15.6 million of compensation related to the fiscal year ended December 31, 2024 is non-deductible. For illustrative purposes, if the estimated costs were all disallowed in 2024, at an approximately 21% federal tax rate, the aggregate cost to Comerica associated with the inability to deduct this compensation would be approximately $2.3 million, or approximately $0.02 per share outstanding as of December 31, 2024. The ultimate timing and tax implications may vary.
Stock Granting Policy
The Committee generally sets each option exercise price at the grant date Comerica common stock closing price. The Committee or delegate also generally uses that price to determine the initial compensation-value-per-unit of each RSU, restricted stock, or SELTPP award.
The Committee generally approves employees' stock-based awards annually at the Committee's first regularly-scheduled meeting of the calendar year, which is the grant date (the "regular annual grant date").
In no event does a regular annual grant date occur outside a "Trading Window" (when executives are prohibited from trading) or on a day the NYSE is not open for trading. In either such situation, the regular annual grant date would be the next NYSE trading date within a Trading Window. As a result, in no event would the regular annual grant date be less than two business days following any Comerica quarterly release of earnings.
From time to time, the Committee approves off-cycle awards to new hires, or to existing employees for retention purposes, to recognize a promotion, or to provide special recognition. The grant date of such awards to new employees is generally the last day of the month of employment if employment begins in the first half of the month; if employment begins in the second half of the month, the grant date is generally the last day of the following month. For incumbent employees, the Committee's regular-meeting approval date is the grant date; if the Committee approves the awards other than at a regularly-scheduled meeting during the first half of a month, the grant date is generally the last day of such month, or, if approved during the second-half of a month, the grant date is generally the last day of the following month.
The Committee has delegated to the CEO and the CAO limited award authority to approve off-cycle awards to non-executive employees subject to many of the same terms the Committee uses. We determine these awards' grant dates in a similar fashion.
Comerica does not schedule equity grants in anticipation of the release of MNPI and does not time the release of MNPI based on grant dates of equity. The Committee also does not take MNPI into account when determining the timing and terms of equity awards. During fiscal year 2024, there were no equity awards granted to any of our NEOs during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or any current report on Form 8-K that contained any MNPI about Comerica.
Clawback Policies
Comerica has the following clawback policies and provisions:
•We adopted our Compensation Recovery Policy in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act, SEC rules and NYSE requirements. The policy requires Comerica to recover certain incentive-based compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The recoverable compensation is the compensation received during the three-year period preceding the date on which the accounting restatement was required. The clawback pertains to any excess income derived by a senior or executive officer based on materially inaccurate accounting statements.
•We updated our Recoupment Policy to serve as a discretionary tool for an additional group of senior officers. The Recoupment Policy allows the Board to require reimbursement or forfeiture of certain incentive-based compensation received by certain senior officers during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to such senior officer under the accounting restatement, to the extent the Board determines it to be appropriate.
•The clawback provision of the Sarbanes-Oxley Act of 2002 generally requires our CEO and CFO to reimburse us for any bonus or other incentive- or equity-based compensation and any profits on sales of Comerica common stock that they receive within

62	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
the 12-month period following the issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
•The clawback provisions of our equity incentive plan provides that the Committee has the express right to cancel a SELTPP unit, stock option, RSA or RSU grant if the Committee determines in good faith that the recipient has engaged in conduct harmful to Comerica, such as having: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) been terminated for cause; (vi) engaged in any activity in competition with our business or the business of any of our subsidiaries or affiliates; or (vii) engaged in conduct that adversely affected Comerica.
•The forfeiture provisions for our equity incentives are part of our efforts to ensure that the incentives do not encourage excessive risk-taking. The forfeiture provisions allow for the Committee to cancel all or a portion of any unvested awards (SELTPP units, stock options or RSUs) if the participant fails to comply with Comerica policies or procedures, violates any law or regulations, engages in negligent or willful misconduct, engages in activity resulting in a significant or material Sarbanes-Oxley control deficiency or demonstrates poor risk management or lack of judgment in the discharge of Company duties, and such action demonstrates an inadequate sensitivity to the inherent risks of the participant’s division and results in or is likely to result in a material impact (financial or reputational) to Comerica.
Compensation Risk Management
How We Consider Risk When Structuring Incentive Compensation Programs
•Our philosophy. Some risk-taking is an inherent part of operating a business. However, we strive to embed a culture of risk management throughout Comerica. Our compensation programs are designed to encourage risk management and discourage inappropriate risk-taking by utilizing a diverse portfolio of incentive compensation programs and risk balancing mechanisms for our executives and other senior employees that is expected to reward the desired behavior and results.
•Our programs. To appropriately allocate risk, we use different incentives based on job duties. For example, our NEOs and senior officers participate in the MIP. MIP participants generally have broader, Comerica-wide and/or strategic responsibilities. Accordingly, we fund MIP awards primarily based on corporate performance. Other employees participate in incentive plans designed to support the business objectives of the line of business in which they reside; there, we use measures such as financial results and customer satisfaction.
How We Identify Potential Risks Arising From Incentive Compensation
•Management analysis. We regularly and thoroughly analyze our incentive compensation programs and the risks in their design and implementation. We craft policies and practices to manage those risks. Among other things, we consider design features that could increase risk, if not for the presence of mitigating factors, such as uncapped sales commissions, significant maximum payouts, and the absence of links to corporate performance or business line results. Our plans have links to corporate or business line results; are either subject to the recoupment policy or conditioned on the participant not taking risks that materially adversely impact Comerica; and are subject to procedures ensuring awards are reviewed for appropriateness before distribution. Employees in control functions, such as audit, compliance, and risk management, participate in corporate-wide programs and not in programs that reward performance of particular Comerica businesses. We also back-test on a biennial or more frequent basis to determine whether the plans are working as intended and align with our pay-for-performance philosophy, and as an additional check to identify attributes of our incentive plans which may promote an incentive excessive risk. In 2024, we found our plan designs and outcomes were aligned with Comerica’s risk appetite and that our governance practices were sound, and presented them to the Committee.
•Committee review. The Committee regularly reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements and various policies and practices of Comerica that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of Comerica, including the need to attract, retain and motivate top tier talent. The Committee considers the risks associated with the design of each plan, particularly higher risk incentive plans, the mitigation factors that exist for each plan, the financial impact (i.e., the potential award size), an overall risk assessment and additional relevant factors. FW Cook assists the Committee in assessing risks for senior officer compensation.
•Additional third-party review of non-executive incentives. In 2024, McLagan Partners, Inc. assessed certain of our non-executive employee compensation plans and reviewed their features and governance practices for management. Comerica's management considered this review in making plan design and governance processes decisions.

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How We Manage Potential Risks Arising From Incentive Compensation
•By using internal controls to mitigate business risk. We use clear separation of operation and production/origination roles, engage employees in different roles in concert so no individual can take risky actions independently, and use a robust internal audit process to provide oversight.
•By identifying “risk-taking” employees throughout the organization. Using the principles articulated in Federal Reserve guidance, we use systematic criteria to consider the inherent risk associated with each employee's job function and identify our "risk-taking employees." We review their compensation arrangements using additional criteria to avoid promoting excessive risk-taking.
•By using risk balancing mechanisms when developing incentive plans and allocating awards. We use several types of risk balancing mechanisms in designing our incentive compensation plans. For example, we tailor "tail risk" associated with the incentives through clawbacks, performance vesting of compensation, payment deferrals, multi-year performance periods, discretionary judgments, cancellation provisions at the individual and plan level, and other means. In addition, incentive plan funding is generally based on business-level results; however, we consider individual performance, and manager recommendations, in determining individual awards. Where managers exercise discretion in awards for risk-taking employees, we use consistent, methodical and transparent guidelines that incorporate the evaluation of risk behaviors.
•By maintaining a strong governance process to manage employee compensation plans. Each year, a management committee responsible to the Committee reviews and approves incentive plans for non-executive employees. Executive officers also review incentive awards and/or award components for risk-taking employees that involve management discretion for a robust review of incentive plans under our guidelines. In addition, a management leadership group identifies risks throughout the organization which could have a significant impact on incentives and reports to senior management for its consideration. Each of these processes promotes our comprehensive incentive evaluation.
•By subjecting incentive compensation to clawback policies and forfeiture provisions (explained more fully above).
•By using risk-adjusted performance measures. We use executive incentive performance metrics designed to be closely correlated to long-term Comerica common shareholder return; as a result, these include an inherent and important risk focus. We also use risk adjustment tools (such as profitability measures, risk ratings, probability of default, etc.) in addition to strategic goals in our incentives. We generally reserve the right to cancel or reduce funding for unforeseen events that significantly impact the business line’s or Comerica’s results.
•By monitoring risk outcomes in the marketplace. We monitor other financial institutions' risk management and results. As we identify issues potentially relevant to us, we review our practices and controls for similar issues.
•By promoting a culture averse to aggressive sales practices. We use a variety of means, including incentive plan design and operation, managerial practices, sales goals, and performance metrics to encourage the development and maintenance of customer relationships.
We are also subject to a continuing regulatory review of incentive compensation policies and practices by the Federal Reserve Board, the Federal Reserve Bank of Dallas and the Texas Department of Banking. We carefully consider the results of any such reviews.
Based on the factors identified above, our management determined that risks arising from Comerica’s employee compensation plans are not reasonably likely to have a material adverse effect on Comerica, and so informed the Committee. The Committee and management will continue to regularly review our plans and procedures, monitor best practices, and comply with laws and regulations for sound incentive compensation.

64	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
Governance, Compensation and Nominating Committee Report
The information contained in the Governance, Compensation and Nominating Committee Report (this "Committee Report") is not deemed to be soliciting material or to be filed for purposes of the Exchange Act. This Committee Report also shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Comerica specifically incorporates such information by reference. This Committee Report shall not be otherwise deemed filed under such acts.
The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board that the foregoing Compensation Discussion and Analysis be included in Comerica’s proxy statement.
The Governance, Compensation and Nominating Committee
Michael G. Van de Ven, Chairman
M. Alan Gardner
Richard G. Lindner
Barbara R. Smith
Nina G. Vaca
February 20, 2025

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	65
The following table summarizes the compensation of our NEOs: the CEO, the CFO, and the three other most highly compensated executive officers who were serving at the end of the fiscal year ended December 31, 2024.
Summary Compensation Table

Name and Principal Position(a)	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Curtis C. Farmer	2024	1,115,981	—	4,806,148	523,202	2,037,960	200,036	180,714	8,864,041
Chairman, President and Chief Executive Officer	2023	1,073,173	—	4,600,078	493,124	1,186,800	308,280	58,219	7,719,674
	2022	1,047,442	—	3,854,352	426,853	3,150,000	187,153	67,564	8,733,364
James J. Herzog	2024	698,885	—	1,281,602	139,532	850,680	117,458	13,800	3,101,957
Senior Executive Vice President and Chief Financial Officer	2023	671,346	—	1,195,846	128,232	492,660	306,767	13,200	2,808,051
	2022	620,981	—	1,101,171	121,994	1,125,000	—	12,200	2,981,346
Brian S. Goldman	2024	624,769	1,200,000	915,510	99,666	682,992	—	320,965	3,843,902
Senior Executive Vice President and Chief Risk Officer
Peter L. Sefzik	2024	683,039	—	1,281,602	139,532	749,088	49,315	30,328	2,932,904
Senior Executive Vice President and Chief Banking Officer	2023	646,346	—	1,104,194	118,330	426,573	198,364	29,079	2,522,886
	2022	597,077	—	1,009,608	111,870	960,000	—	27,200	2,705,755
Megan D. Crespi	2024	628,346	—	823,847	89,699	688,500	51,979	12,454	2,294,825
Senior Executive Vice President and Chief Operating Officer	2023	601,712	—	781,951	83,872	397,041	81,542	11,996	1,958,114
	2022	558,173	—	596,613	66,059	896,000	51,071	11,142	2,179,058
(a) Current position held by the NEOs as of March 17, 2025.
(1)Base salary amounts may differ from annual salary rate due to bi-weekly payroll schedule. For an explanation of the range of salary to total compensation, see the "Pay Mix Allocation" portion of the Compensation Discussion and Analysis.
(2)As an incentive for Mr. Goldman to join Comerica, he was provided a signing bonus of $1.2 million.
(3)Represents the aggregate grant date fair value of stock awards granted to each of the NEOs in accordance with ASC 718 and Item 402 of Regulation S-K, excluding the effect of estimated forfeitures. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024. See the “2024 Grants of Plan-Based Awards” table below for information on equity awards granted in 2024.

66	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
The 2024 and 2023 values reported in the table for SELTPP units are based upon the probable outcome of the performance conditions. The values of the SELTPP units shown in the table at the grant date fair value, assuming that the highest level of performance conditions is achieved, are:

Name	2024	2023	2022
Mr. Farmer	$4,846,557	$4,650,037	$3,891,507
Mr. Herzog	$1,292,256	$1,208,833	$1,111,505
Mr. Goldman	$923,238	N/A	N/A
Mr. Sefzik	$1,292,256	$1,116,185	$1,019,340
Ms. Crespi	$830,637	$790,227	$602,550
(4)Represents the aggregate grant date fair value of stock options granted to the NEOs in accordance with ASC 718 and Item 402 of Regulation S-K, excluding the effect of estimated forfeitures. The amounts reflect the fair market value at the date of grant for these awards based on a binomial lattice valuation. See the “2024 Grants of Plan-Based Awards” table below for information on awards made in 2024. The fair value assigned to an option as of each grant date is as follows:

Grant Date	Grant Date Fair Value per Option ($)
01/25/2022	25.31
01/24/2023	20.21
01/23/2024	17.64
For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024.
(5)Represents incentive awards earned, if any, under Comerica’s MIP based on Comerica’s performance for the relevant performance periods.
(6)Represents the aggregate change in the actuarial present value of the individual’s accumulated benefit under the RIA and SRIA. Pursuant to SEC rules, because Mr. Herzog and Mr. Sefzik had negative changes in pension value for 2022 in the amount of $688,109 and $437,360, respectively, the table reflects a change of “0”. Please see “Pension Benefits at Fiscal Year-End 2024” for more information.
Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.
(7)2024 amounts for each of the NEOs were as follows:

NEO	401(k) Match ($)	Relocation Benefits ($)		Perquisites and Other Personal Benefits ($)
Mr. Farmer	13,800	—		166,914	(b)
Mr. Herzog	13,800	—		—	(c)
Mr. Goldman	12,400	294,865	(a)	13,700	(d)
Mr. Sefzik	13,800	—		16,528	(d)
Ms. Crespi	12,454	—		—	(c)
(a)To induce Mr. Goldman to accept an employment offer with Comerica, he was provided relocation benefits in 2024 pursuant to Comerica's relocation policy. Mr. Goldman's relocation expenses totaled $294,865, including tax assistance of $109,394.
(b)The amount shown for Mr. Farmer represents the incremental cost to Comerica of financial planning, security, the use of corporate aircraft to minimize wait times in order to facilitate meetings compared to commercial air travel, disability insurance coverage and items received for employee events. The cost to Comerica for the use of the corporate aircraft totaled $139,085. The incremental cost to Comerica of corporate aircraft use is calculated based on actual flight hours, crew expenses, catering fees, landing fees and fuel surcharge. Since the aircraft is used primarily for business travel, depreciation costs are not included in the calculation.
(c)Comerica's incremental costs of perquisites and other personal benefits for each of Mr. Herzog and Ms. Crespi were below $10,000 and are thus omitted per SEC rule.
(d)The amount shown for Mr. Sefzik and Mr. Goldman represents the incremental cost to Comerica of financial planning.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	67
The following table provides information on grants of equity awards to NEOs in the fiscal year ended December 31, 2024 under the Current LTIP. It also shows potential 2024 payouts - as of the January 2024 grant date - for each of the NEOs under the AEI; for AEI amounts earned, see the Summary Compensation Table rows for 2024. For more information on our AEI plan, see the “Annual Executive Incentive (Short-Term Cash Incentive)” section of the “Compensation Discussion and Analysis.” For more information on our equity compensation plan, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”
2024 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(5)	All Other Option Awards: Number of Securities Underlying Options(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)(4)
Curtis C. Farmer	Cash Incentive		416,250	1,665,000	3,330,000
	SELTPP Units	1/23/2024				29,187	58,375	87,562				3,231,056
	RSUs	1/23/2024							29,190			1,575,092
	Options	1/23/2024								29,660	53.96	523,202
James J. Herzog	Cash Incentive		173,750	695,000	1,390,000
	SELTPP Units	1/23/2024				7,782	15,565	23,347				861,523
	RSUs	1/23/2024							7,785			420,079
	Options	1/23/2024								7,910	53.96	139,532
Brian S. Goldman	Cash Incentive		139,500	558,000	1,116,000
	SELTPP Units	1/23/2024				5,560	11,120	16,680				615,492
	RSUs	1/23/2024							5,560			300,018
	Options	1/23/2024								5,650	53.96	99,666
Peter L. Sefzik	Cash Incentive		153,000	612,000	1,224,000
	SELTPP Units	1/23/2024				7,782	15,565	23,347				861,523
	RSUs	1/23/2024							7,785			420,079
	Options	1/23/2024								7,910	53.96	139,532
Megan D. Crespi	Cash Incentive		140,625	562,500	1,125,000
	SELTPP Units	1/23/2024				5,002	10,005	15,007				553,777
	RSUs	1/23/2024							5,005			270,070
	Options	1/23/2024								5,085	53.96	89,699
(1)Does not reflect incentive compensation earned or paid for 2024. Rather, reflects the potential payments for each of the NEOs under the AEI for the annual performance period covering 2024. Incentives actually earned under the AEI for the 2024 performance period are shown in the 2024 rows of the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table.
(2)As described in the “Compensation Discussion and Analysis” section above, the maximum stated for each NEO under the MIP represents the maximum amount that could be funded for each NEO based upon the achievement of the performance criteria, the NEO’s officer level and the NEO’s base salary. There is the possibility of no incentive funding if Comerica does not meet its performance objectives.
(3)Annual SELTPP grants were made to NEOs in January 2024. The SELTPP units vest after December 31, 2026, the end of the three-year performance period, once the attainment of the performance measures has been determined. Performance will be measured on an absolute basis for three-year average SELTPP ROCE and on a relative basis for three-year average ROCE with a modifier applied based on relative TSR performance, with both relative ROCE and TSR performance measured against the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution with the same performance factor applied.
(4)As described in the “Compensation Discussion and Analysis” section above, the maximum stated for each NEO under the SELTPP represents the maximum number of shares that could be earned by each NEO based upon surpassing performance metrics.
(5)Annual RSU grants were made to NEOs in January 2024. Unless an award is forfeited prior to vesting, RSUs vest 50% on the second anniversary of the grant date and vest 25% on each of the third and fourth anniversaries of the grant date. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(6)Annual stock option grants were made to NEOs in January 2024. Option awards have a 10-year term and become exercisable in 25% increments on the first, second, third and fourth anniversaries of the grant date.

68	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
(7)Equal to the closing price of Comerica common stock per share on the date of grant.
(8)Represents the fair value at grant date of stock options, RSUs and SELTPP units granted to applicable NEOs in 2024. The value of the SELTPP units was calculated by a third-party accounting firm using the fair value at grant date with a percentage of stock price adjustment of 102.6% for market condition, resulting in an assigned fair value of $55.35.
The RSU value is calculated by using the closing stock price on the date of the grant.
The stock option grant value is based on a binomial lattice valuation. The binomial value assigned to the option grants is $17.64.
The following table provides information on stock option, RSU and SELTPP unit grants awarded under Comerica’s equity incentive plans for each NEO that were outstanding as of December 31, 2024. The market value of the stock awards is based on the closing market price of Comerica common stock on December 31, 2024 of $61.85 per share. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”
Outstanding Equity Awards at Fiscal Year-End 2024

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Curtis C. Farmer	—	29,660	(1)	53.96	1/23/2034	29,190	(5)	1,805,402	58,375	(15)	3,610,494
	6,100	18,300	(2)	71.16	1/24/2033	21,080	(6)	1,303,798	63,240	(16)	3,911,394
	8,432	8,433	(3)	92.58	1/25/2032	6,805	(7)	420,889
	15,307	5,103	(4)	60.12	1/26/2031	4,663	(8)	288,407
	25,030	—		63.15	1/28/2030	3,217	(9)	198,971
	6,700	—		79.01	4/23/2029	36,747	(14)	2,272,802
	6,605	—		80.17	1/22/2029
	4,935	—		95.25	1/23/2028
	4,272	—		67.66	1/24/2027
	5,648	—		32.97	1/26/2026
James J. Herzog	—	7,910	(1)	53.96	1/23/2034	7,785	(5)	481,502	15,565	(15)	962,695
	1,586	4,759	(2)	71.16	1/24/2033	5,480	(6)	338,938	16,440	(16)	1,016,814
	2,410	2,410	(3)	92.58	1/25/2032	1,945	(7)	120,298
	4,241	1,414	(4)	60.12	1/26/2031	1,292	(8)	79,910
	4,060	—		56.79	2/25/2030	525	(10)	32,471
	2,495	—		63.15	1/28/2030	322	(9)	19,916
	1,240	—		80.17	1/22/2029	10,496	(14)	649,178
	905	—		95.25	1/23/2028
	912	—		67.66	1/24/2027
	584	—		32.97	1/26/2026

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	69

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Brian S. Goldman	—	5,650	(1)	53.96	1/23/2034	5,560	(5)	343,886	11,120	(15)	687,772
						11,645	(13)	720,243
Peter L. Sefzik	—	7,910	(1)	53.96	1/23/2034	7,785	(5)	481,502	15,565	(15)	962,695
	1,463	4,392	(2)	71.16	1/24/2033	5,060	(6)	312,961	15,180	(16)	938,883
	2,210	2,210	(3)	92.58	1/25/2032	1,783	(7)	110,279
	2,362	1,182	(4)	60.12	1/26/2031	1,080	(8)	66,798
	2,320	—		63.15	1/28/2030	597	(9)	36,924
	2,575	—		80.17	1/22/2029	9,625	(14)	595,306
	1,340	—		95.25	1/23/2028
Megan D. Crespi	—	5,085	(1)	53.96	1/23/2034	5,005	(5)	309,559	10,005	(15)	618,809
	1,037	3,113	(2)	71.16	1/24/2033	3,585	(6)	221,732	10,747	(16)	664,702
	1,305	1,305	(3)	92.58	1/25/2032	1,053	(7)	65,128
	2,763	922	(4)	60.12	1/26/2031	843	(8)	52,140
	2,415	—		34.86	4/30/2030	312	(11)	19,297
	7,090	—		28.12	4/15/2030	915	(12)	56,593
						5,690	(14)	351,927
(1)Options vest annually in 25% increments with remaining vesting dates of 1/23/2025, 1/23/2026, 1/23/2027 and 1/23/2028.
(2)Options vest annually in 25% increments with remaining vesting dates of 1/24/2025, 1/24/2026 and 1/24/2027.
(3)Options vest annually in 25% increments with remaining vesting dates of 1/25/2025 and 1/25/2026.
(4)Options vest annually in 25% increments with a single remaining vesting date of 1/26/2025.
(5)RSUs vest in increments of 50% in year two and 25% in years three and four. Vesting dates for these RSUs are 1/30/2026, 1/29/2027 and 1/31/2028. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(6)RSUs vest in increments of 50% in year two and 25% in years three and four. Vesting dates for these RSUs are 1/24/2025, 1/24/2026 and 1/24/2027. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(7)RSUs vest in increments of 50% in year two and 25% in years three and four. 50% of these RSUs vested on 1/25/2024, an additional 25% will vest on 1/25/2025 and the remaining 25% will vest on 1/25/2026. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(8)RSUs vest in increments of 50% in year two and 25% in years three and four. 50% of these RSUs vested on 1/26/2023, an additional 25% vested on 1/26/2024 and the remaining 25% will vest on 1/26/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(9)RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 1/28/2023, an additional 25% vested on 1/28/2024, and the remaining 25% will vest on 1/28/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(10)RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 2/25/2023, an additional 25% vested on 2/25/2024, and the remaining 25% will vest on 2/25/2025. The grant was made in recognition of Mr. Herzog’s promotion to Chief Financial Officer. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(11)RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 4/30/2023, an additional 25% vested on 4/30/2024, and the remaining 25% will vest on 4/30/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution. The grant was made as a new hire grant for Ms. Crespi.

70	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
(12)As an incentive to join Comerica, Ms. Crespi was awarded RSUs on April 15, 2020. RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 4/15/2023, an additional 25% vested on 4/15/2024, and the remaining 25% will vest on 4/15/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(13)RSUs vest in increments of 50% in year two and year three. 50% of these RSUs will vest on 12/29/2025 and the remaining 50% will vest on 12/29/2026. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution. The grant was made as a new hire grant for Mr. Goldman.
(14)The three-year performance period for these SELTPP units ended on December 31, 2024. The Committee made performance-based determinations regarding these units on February 20, 2025 as follows:

Metric	Performance
3-year average SELTPP ROCE	15.95%
Relative ROCE	First quartile of banks
TSR (relative to KBW Bank Index)	Fourth quartile of banks – negative modifier applied
On the determination date, the Committee approved a payout of the SELTPP units at 135.0% of target and the SELTPP units vested. Shares shown here have the performance factor applied. Dividend equivalents accumulated throughout the vesting period and were paid out at distribution in cash with the same performance factor applied.
(15)The SELTPP units vest after December 31, 2026, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or could be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year average SELTPP ROCE and on a relative basis for three-year average ROCE with a modifier applied based on relative TSR performance, with both relative ROCE and TSR performance measured against the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica’s previous fiscal year’s performance (including TSR performance), the number shown is at target.
(16)The SELTPP units vest after December 31, 2025, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or could be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year SELTPP ROCE with a downward modifier applied based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica’s 2023 and 2024 performance (including TSR performance), the number shown is at the maximum level.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	71
The following table provides information concerning the exercise of stock options and the vesting of RSUs and SELTPP units during the fiscal year ended December 31, 2024 for each of the NEOs. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”
2024 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Curtis C. Farmer	1,805	26,696	72,990	3,671,880	(1)
James J. Herzog	—	—	19,795	991,955	(2)
Brian S. Goldman	—	—	—	—
Peter L. Sefzik	—	—	16,865	848,679	(3)
Megan D. Crespi	—	—	13,220	660,795	(4)
(1)Upon the lapse of restrictions, 1,170 RSUs vested with a closing market price of $53.67 on 1/22/2024, 6,805 RSUs vested with a closing market price of $54.97 on 1/25/2024, 4,662 RSUs vested on 1/26/2024 and 3,216 RSUs vested on 1/28/2024 both with a closing market price of $54.92, and 1,187 RSUs vested with a closing market price of $52.64 on 4/23/2024. 55,950 SELTPP units vested on their determination date at a closing market price of $48.97 on 2/26/2024.
Mr. Farmer exercised 1,805 stock options on 8/30/2024 with an exercise price of $57.11.
(2)Upon the lapse of restrictions, 220 RSUs vested with a closing market price of $53.67 on 1/22/2024, 1,945 RSUs vested with a closing market price of $54.97 on 1/25/2024, 1,291 RSUs vested on 1/26/2024 and 321 RSUs vested on 1/28/2024 both with a closing market price of $54.92, and 523 RSUs vested with a closing market price of $49.54 on 2/23/2024. 15,495 SELTPP units vested on their determination date at a closing market price of $48.97 on 2/26/2024.
(3)Upon the lapse of restrictions, 457 RSUs vested with a closing market price of $53.67 on 1/22/2024, 1,782 RSUs vested with a closing market price of $54.97 on 1/25/2024, and 1,078 RSUs vested on 1/26/2024 and 596 RSUs vested on 1/28/2024 both with a closing market price of $54.92 on 1/26/2024. 12,952 SELTPP units vested on their determination date at a closing market price of $48.97 on 2/26/2024.
(4)Upon the lapse of restrictions, 1,052 RSUs vested with a closing market price of $54.97 on 1/25/2024, 842 RSUs vested with a closing market price of $54.92 on 1/26/2024, 913 RSUs vested with a closing market price of $50.85 on 4/15/2024, and 311 RSUs vested with a closing market price of $50.17 on 4/30/2024. 10,102 SELTPP units vested on their determination date at a closing market price of $48.97 on 2/26/2024.

72	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
The following table gives information with respect to each defined benefit plan that provides for payments or other benefits at, following, or in connection with retirement. For the NEOs, such plans consist of the RIA and the SRIA.
As provided by SEC rules, this table excludes tax-qualified and nonqualified defined contribution plans.
Pension Benefits at Fiscal Year-End 2024

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Curtis C. Farmer	RIA	16.00	648,316
	SRIA	16.00	689,636
James J. Herzog	RIA	40.42	2,358,286
	SRIA	40.42	332,314
Brian S. Goldman (1)	RIA	1.00	—
	SRIA	1.00	—
Peter L. Sefzik	RIA	24.17	849,703
	SRIA	24.17	234,750
Megan D. Crespi	RIA	4.00	59,579
	SRIA	4.00	144,491
(1)Mr. Goldman was hired in December 2023. No accruals until January 1, 2025.
This table shows the actuarial present value of accumulated benefits payable to the NEOs, based on eligible pay and the number of years of service credited through December 31, 2024. The actuarial assumptions used to determine the present values are consistent with those used in Comerica’s financial statements, except that, as required by SEC regulations, the assumed retirement age is the normal RIA retirement age of 65 or the executive’s current age, if later. For these purposes, the actuarial assumptions under both plans are described in Note 17 to the financial statements in Comerica's 2024 10-K, and a form of payment for those with accruals in the prior pension plan of a single life annuity (for others, a lump sum is assumed). The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts.
Comerica maintains the RIA to attract and retain talent. All employees of Comerica's control group are eligible for these plans after attaining age 21 and completing one year of service. The SRIA's purpose is to provide RIA-based benefits beyond the applicable tax code limit, which was $345,000 in 2024, and on compensation that is deferred under Comerica’s deferred compensation plans. The SRIA is a nonqualified, unfunded plan. Comerica does not have a policy to granting extra years of credited service.
A participant who retires under the RIA receives a pension comprised of up to two parts, depending on period of service.
The first part is based on accruals on and after January 1, 2017, under the RIA cash balance formula. Under this formula, Comerica provides Contribution Credits and Interest Credits for employees each month, based on a point system. Eligible pay used in the Contribution Credit calculation is the taxable cash compensation received from Comerica, including cash incentives and awards, pre-tax contributions to health and savings plans, and certain pre-tax benefit deductions. RIA participants with deferred compensation or compensation in excess of the annual IRS pay cap in a given month receive Contribution Credits and Interest Credits under the SRIA for that month.
The second part is based on the service the participant accrued prior to January 1, 2017 under the prior final average pay formula (if applicable). For more information on the final average pay formula, which was frozen as of December 31, 2016, please refer to the proxy statement filed in connection with Comerica's 2017 Annual Meeting of Shareholders.
The RIA provides the following types of benefits:
•Early retirement. Early retirement age under the RIA is 55. A participant with 10 years of service may retire at early retirement age, or thereafter, and receive payment of their accrued benefit. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by an early retirement reduction factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2024, Mr. Farmer and Mr. Herzog were eligible for early retirement.

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•Normal retirement. Normal retirement age under the RIA is 65. As of December 31, 2024, none of the NEOs were eligible for normal retirement.
•Late retirement. Retirement after age 65, the normal retirement date, is a late retirement under the RIA. A participant who retires under the late retirement provision will receive a benefit equal to the greater of (i) a benefit calculated using accruals through the late retirement date and (ii) a benefit that consists of accruals under the prior final average pay formula as of the normal retirement date, actuarially increased to the late retirement date, plus any applicable accruals under the RIA cash balance formula. As of December 31, 2024, none of the NEOs were eligible for late retirement.
•Vested separated benefit. An eligible employee is vested in the RIA after three years of service. Such an employee receives a vested separated benefit at the time of termination even if such employee is not eligible for retirement. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by a vested separated reduction factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2024, Mr. Sefzik and Ms. Crespi were eligible for a vested separated benefit.
•Disability. After attainment of age 50 and 15 years of service with Comerica, an eligible employee would receive a benefit in the event of total disability. As of December 31, 2024, Mr. Farmer and Mr. Herzog had satisfied the service requirements for disability benefits.
•Death. In the event of death, the account balance accrued under the RIA cash balance formula is paid to a designated beneficiary. If an eligible employee who has earned a vested accrued benefit under the prior final average pay formula dies prior to electing an optional form of benefit, the eligible employee’s surviving spouse or domestic partner, if any, would receive the same benefit that would be payable if the eligible employee had separated from service on the date of death and elected an immediate joint and 50% survivor annuity as of the date of death or at the earliest retirement age, if later. An eligible employee who is at least age 50 and has earned a vested accrued benefit under the prior final average pay formula may elect an enhanced death benefit that would pay a benefit assuming the eligible employee separated from service on the date of death and elected an immediate joint and 100% survivor annuity. None of the NEOs have elected an enhanced death benefit.
A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity, the annual amount of which is listed in the “Pension Benefits at Fiscal Year-End 2024” table above. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity. A participant may also elect a one-time lump sum option (with spousal consent as required by law).
The SRIA benefits are generally calculated in the form of a 100% joint and survivor annuity if a participant is married and in the form of a single life annuity if a participant is not married when payments commence. For participants that do not have accruals under the prior final average pay formula and the SRIA account balance does not exceed $250,000, the SRIA benefits are paid in a one-time lump sum.
In past years, there was some flexibility provided in the IRS regulations to include a portion of a participant's benefit in the RIA that would otherwise be payable from the SRIA when certain conditions are met. Accordingly, certain participants in the RIA are entitled to receive an annual benefit that is the sum of (i) their normal retirement benefit calculated regularly, and (ii) a flat dollar benefit amount specified in the plan. Mr. Farmer, Mr. Herzog and Mr. Sefzik were eligible for this flat dollar benefit that transferred a portion of their benefit from the SRIA to the RIA.

74	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
The following table provides information on the defined contribution nonqualified deferred compensation of any NEO with respect to the fiscal year ended December 31, 2024. The plans consist of the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Deferred Stock Plan”) and the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the “Deferred Compensation Plan”).
2024 Nonqualified Deferred Compensation

Name	Plan Name	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Balance at Last FYE ($)
James J. Herzog	Deferred Compensation Plan	11,844	249,892
	Deferred Stock Plan	14,674	102,722
None of the NEOs deferred compensation in the 2024 fiscal year. None of the NEO's, aside from Mr. Herzog, had any earnings or balances from prior deferred compensation as of December 31, 2024. The aggregate balance reported is the total compensation deferred from compensation in any prior period (which were included in the Summary Compensation Table in prior years for any years in which the individual served as an NEO) and any net earnings on such deferred compensation.
Under the Deferred Stock Plan, eligible employees may defer up to 100% of their incentive awards into units that are functionally equivalent to shares of Comerica common stock. Dividend payment equivalents are converted to an equivalent unit value and credited to the employee’s account. The deferred compensation under the Deferred Stock Plan is payable in shares of Comerica common stock, generally following termination of service as an employee over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in shares of Comerica common stock in a single lump sum distribution within ninety days. The 2024 simulated investment return on compensation deferred under the Deferred Stock Plan was 16.7%.
Under the Deferred Compensation Plan, eligible employees may defer a portion of their compensation, including up to 60% of salary and up to 100% of cash incentive awards, for simulated investment in indices or broad-based funds similar to those Comerica’s Preferred Savings (401(k)) Plan offers. As of 1999, Comerica common stock was no longer an investment choice under the Deferred Compensation Plan. Any dividend payments are converted to an equivalent unit value and credited to the employee’s account. The deferred compensation under the Deferred Compensation Plan is payable in cash, generally following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in cash in a single lump sum distribution within ninety days.
Potential Payments Upon Termination or Change of Control at Fiscal Year-End 2024
RETIREMENT-ELIGIBLE NEOs

Name	Early Retirement(1)		For Cause Termination	Change of Control Termination(2)	Disability(3)		Death(4)
Curtis C. Farmer(5)	$2,037,960	(7)	—	$35,135,865	$4,162,304	(7)	$15,036,560
James J. Herzog(5)(6)	$850,680	(8)	—	$11,114,404	$1,617,949	(8)	$4,724,586
(1)As Mr. Farmer and Mr. Herzog are eligible for early retirement (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, each would have retired early if he had been terminated as of December 31, 2024, and accordingly would have received their annual cash incentive earned for 2024 pursuant to the terms of the Management Incentive Plan.

PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	75
(2)Please see “Change of Control Agreements” in the Compensation Discussion and Analysis for a description of the NEOs’ change of control agreements; assumes both change of control and qualifying termination occur on December 31, 2024. This total includes the following:
•Three times base salary and highest annual bonus calculated pursuant to the agreements.
•Annual cash incentive for 2024 (higher of target or estimated achievement).
•The value of the acceleration of all unvested, in-the-money equity awards based on the closing price of Comerica common stock as of December 31, 2024. Outstanding awards granted prior to April 24, 2018 vest upon a single trigger; awards granted after April 24, 2018 vest upon a double trigger if not assumed. SELTPP units are included at the higher of target or estimated achievement (for presentation purposes, estimated achievement is based on the amount reported in the "Outstanding Equity Awards at Fiscal Year-End 2024" table).
•The present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act ("PPA") as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using an August look back month: 4.50% for the first five years, 4.96% for years five through 20 and 5.40% for years after 20. Mortality Table for 2025 as prescribed by IRS Notice 2024-42. Payments are assumed to have commenced on December 31, 2024 in the form of a lump sum.
•Three years of life insurance premiums calculated based upon portability and conversion options in the contract at December 31, 2024.
•Three years of medical, dental and vision insurance premiums, assuming they will remain at December 31, 2024 levels.
•Comerica’s standard outplacement assistance package.
•For Mr. Farmer, estimated tax assistance of $5,015,113.
(3)Long-term disability payments include the following:
•Annual cash incentive earned for 2024.
•29 months of Company-paid basic life insurance premiums and medical coverage based on each NEO’s 2024 elections, assuming that premiums will remain at December 31, 2024 levels.
•One year of disability insurance equal to 60% of base salary plus incentive, if elected; up to $360,000 annually would be paid by Comerica's disability insurance provider. While a one-year period is used for this table, benefits may be paid through age 65.
(4)Death benefits include the following:
•Annual cash incentive earned for 2024.
•The value of the acceleration of all unvested SELTPP units and RSUs based on the closing price of Comerica common stock as of December 31, 2024. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or one year; no value for the options is included in the table.
•Proceeds of life insurance of $1,075,000 and $675,000 for Mr. Farmer and Mr. Herzog, respectively, which would be paid by Comerica’s life insurance provider.
•Three months of COBRA for family members based on each NEO’s 2024 elections for Comerica’s medical, dental and vision plan coverage, assuming that premiums will remain at December 31, 2024 levels.
(5)Mr. Farmer and Mr. Herzog are eligible for early retirement under the RIA and SRIA. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2024 Table on page 72 and do not represent additional expense to Comerica. However, Mr. Herzog’s disability benefit would exceed the present value of his accumulated benefit by $308,208, and such amount is included above.
(6)Does not include payments of deferred compensation, which are reflected in the 2024 Nonqualified Deferred Compensation Table.
(7)If Mr. Farmer had retired or become disabled on December 31, 2024, no acceleration of stock options, RSUs or SELTPP units would have occurred pursuant to the applicable award agreements; however, the awards would have continued to vest on the terms, including any performance conditions, in effect prior to retirement or disability, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options, RSUs and SELTPP units that would have continued to vest was $14,055,002 at December 31, 2024, using actual achievement of 135.0% for 2022 SELTPP grants; this value is not included in the table.
(8)If Mr. Herzog had retired or become disabled on December 31, 2024, no acceleration of stock options, RSUs or SELTPP units would have occurred pursuant to the applicable award agreements; however, the awards would have continued to vest on the terms, including any performance conditions, in effect prior to retirement or disability, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options, RSUs or SELTPP units that would have continued to vest was $3,766,579 at December 31, 2024, using actual achievement of 135.0% for 2022 SELTPP grants; this value is not included in the table.

76	COMERICA INC. PROPOSAL 3: NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION
OTHER NEOs

Name	Involuntary Not for Cause Termination(1)	For Cause Termination(2)	Change of Control Termination(3)	Disability(4)	Death(5)
Brian S. Goldman	$628,803	—	$5,105,328	$2,871,029	$3,062,834
Peter L. Sefzik	$694,081	—	$9,913,513	$4,709,955	$4,444,573
Megan D. Crespi	$633,190	—	$8,051,760	$3,168,799	$3,348,025
(1)None of these NEOs has an employment agreement; however, in the event of an involuntary not for cause termination by Comerica not in connection with a change of control, (i) each NEO would be eligible to participate in Comerica’s standard severance plan available for all salaried employees and would receive their annual base salary, plus COBRA and Comerica’s standard outplacement assistance package, under the plan, and (ii) each NEO's unvested equity awards would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or 90 days.
(2)In the event of a termination by an NEO for any reason not in connection with a change of control (other than a qualifying retirement), each NEO's unvested equity awards would be forfeited, and vested options would continue to be exercisable for the earlier of the option term or 90 days. In the event of a termination by Comerica for cause but not in connection with a change of control, each NEO's unvested equity awards would be forfeited, and vested options would be subject to cancellation.
(3)Please see “Change of Control Agreements” for a description of these officers’ change of control agreements; assumes both change of control and qualifying termination occur on December 31, 2024. This total includes the following:
•Three times base salary and highest annual bonus calculated pursuant to the agreements.
•Annual cash incentive for 2024 (higher of target or estimated achievement).
•The value of the acceleration of all unvested, in-the-money equity awards based on the closing price of Comerica common stock as of December 31, 2024. Outstanding awards granted prior to April 24, 2018 vest upon a single trigger; awards granted after April 24, 2018 vest upon a double trigger if not assumed. SELTPP units are included at the higher of target or estimated achievement (for presentation purposes, estimated achievement is based on the amount reported in the "Outstanding Equity Awards at Fiscal Year-End 2024" table).
•The present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the PPA as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using an August look back month: 4.50% for the first five years, 4.96% for years five through 20 and 5.40% for years after 20. Mortality Table for 2025 as prescribed by IRS Notice 2024-73. Payments are assumed to have commenced on December 31, 2024 in the form of a lump sum.
•Three years of life insurance premiums calculated based upon portability and conversion options in the contract at December 31, 2024.
•Three years of medical, dental and vision insurance premiums, assuming they will remain at December 31, 2024 levels.
•Comerica’s standard outplacement assistance package.
(4)Long-term disability payments include the following:
•Annual cash incentive earned for 2024.
•The value of the acceleration of all unvested, in-the-money RSU and SELTPP awards based on the closing price of Comerica common stock as of December 31, 2024. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or three years; no value for the options is included in the table.
•29 months of Company-paid basic life insurance premiums and medical coverage based each NEO’s 2024 elections, assuming that premiums will remain at December 31, 2024 levels.
•One year of disability insurance equal to 60% of base salary plus incentive, if elected; up to $360,000 annually would be paid by Comerica's disability insurance provider. While a one-year period is used for this table, benefits may be paid through age 65.
(5)Death benefits include the following:
•Annual cash incentive earned for 2024.
•The value of the acceleration of all unvested, in-the-money restricted stock, RSU and SELTPP awards based on the closing price of Comerica common stock as of December 31, 2024. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or one year; no value for the options is included in the table.
•Proceeds of life insurance of $651,000, $606,000, and $621,000, for Mr. Sefzik, Ms. Crespi and Mr. Goldman, respectively, which would be paid by Comerica’s life insurance provider.
•Three months of COBRA for family members based on each NEO’s 2024 elections for Comerica’s medical, dental and vision plan coverage, assuming that premiums will remain at December 31, 2024 levels.

77

Pay Versus Performance
Tabular Disclosures
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between "executive compensation actually paid" (as defined by SEC rules) and certain financial performance measures of Comerica. For further information concerning Comerica’s variable pay-for-performance philosophy and how Comerica aligns executive compensation with its performance, refer to the “Compensation Discussion and Analysis.”

			Average Summary Compensation Table Total for Non-PEO NEOs(3) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($) (e)	Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)			Total Shareholder Return(5) ($) (f)	Peer Group Total Shareholder Return(5) ($) (g)	Net Income (in millions)(6) ($) (h)	MIP EPS(7) ($) (i)
2024	8,864,041	9,955,150	3,043,397	3,283,151	111	133	698	5.63
2023	7,719,674	4,959,778	2,336,933	1,510,555	95	97	881	8.10
2022	8,733,364	7,563,916	2,734,143	1,891,070	107	98	1,151	6.83
2021	7,696,094	11,609,076	2,477,730	3,431,583	134	124	1,168	6.12
2020	5,014,099	1,865,997	1,892,565	1,817,386	83	90	497	5.14
(1)The dollar amounts reported in this column represent the amounts of total compensation reported for Mr. Farmer (our principal executive officer, or "PEO") for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table.”
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Farmer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Farmer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Farmer’s total compensation as reported in the Summary Compensation Table for each year to determine the "compensation actually paid":

Year	Reported Summary Compensation Table Total for PEO ($)	Subtract: Reported Value of Equity Awards(a) ($)	Add: Equity Award Adjustments(b) ($)	Subtract: Reported Change in the Actuarial Present Value of Pension Benefits(c) ($)	Add: Pension Benefit Adjustments(d) ($)	Compensation Actually Paid to PEO ($)
2024	8,864,041	5,329,350	6,497,226	200,036	123,269	9,955,150
2023	7,719,674	5,093,202	2,475,769	308,280	165,817	4,959,778
2022	8,733,364	4,281,205	3,162,544	187,153	136,366	7,563,916
2021	7,696,094	3,805,582	7,734,030	114,858	99,392	11,609,076
2020	5,014,099	3,188,716	149,175	158,455	49,894	1,865,997
(a)The amounts included in this column represent the grant date fair value of equity awards, calculated as the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.

78	COMERICA INC. PAY VERSUS PERFORMANCE
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	5,991,677	878,442	—	(372,893)	—	—	6,497,226
2023	3,876,155	(1,634,844)	—	234,458	—	—	2,475,769
2022	3,749,103	(624,360)	—	37,801	—	—	3,162,544
2021	5,603,372	1,999,322	—	131,336	—	—	7,734,030
2020	2,635,946	(2,065,535)	—	(421,236)	—	—	149,175
(c)The amounts included in this column are the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for the applicable year.
(d)The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Farmer during the applicable year (the “Service Cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that is attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “Prior Service Cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustment ($)
2024	123,269	—	123,269
2023	165,817	—	165,817
2022	136,366	—	136,366
2021	95,950	3,442	99,392
2020	49,894	—	49,894
(3)The dollar amounts reported in this column represent the average of the amounts reported for Comerica's NEOs as a group (excluding Mr. Farmer, who has served as our PEO since April 2019) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Farmer) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Herzog, Mr. Sefzik, Ms. Crespi and Mr. Goldman (ii) for 2023, Mr. Herzog, Mr. Sefzik, Ms. Crespi and Ms. Burkhart; (iii) for 2022, Mr. Herzog, Mr. Sefzik, Mr. Oberg, Mr. Buchanan and Ms. Crespi; (iv) for 2021, Mr. Herzog, Mr. Buchanan, Mr. Sefzik and Mr. Oberg; and (v) for 2020, Mr. Herzog, Mr. Carr, Mr. Buchanan and Ms. Crespi.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Farmer), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Farmer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Farmer) as reported in the Summary Compensation Tables for each year to determine the "compensation actually paid," using the same methodology described above in Note 2.

PAY VERSUS PERFORMANCE	79

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Subtract: Average Reported Value of Equity Awards ($)	Add: Average Equity Award Adjustments(a) ($)	Subtract: Average Reported Change in the Actuarial Present Value of Pension Benefits(b) ($)	Add: Average Pension Benefit Adjustments(c) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	3,043,397	1,192,748	1,442,571	54,688	44,619	3,283,151
2023	2,336,933	1,056,868	376,960	210,819	64,349	1,510,555
2022	2,734,143	899,126	18,834	23,937	61,156	1,891,070
2021	2,477,730	911,371	1,800,780	27,476	91,920	3,431,583
2020	1,892,565	799,843	841,834	130,925	13,755	1,817,386
(a)The amounts deducted or added in calculating the total average equity award adjustments are as set forth below. See Note 3 for the names of non-PEO NEOs included in the calculation for each fiscal year.

Year	Average Year End Fair Value of Unvested Year Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	1,340,983	169,832	—	(68,244)	—	—	1,442,571
2023	804,325	(355,066)	—	(72,299)	—	—	376,960
2022	651,661	(184,686)	—	14,219	(462,360)	—	18,834
2021	1,341,915	421,124	—	37,741	—	—	1,800,780
2020	1,139,640	(208,030)	—	(89,776)	—	—	841,834
(b)The amounts included in this column are the average amounts reported for non-PEO NEOs in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table during each fiscal year. Pursuant to SEC rules, averages include negative changes reflected as "0". See Note 3 for the names of non-PEO NEOs included in the calculation for each fiscal year.
(c)The average amounts deducted or added in calculating the total pension benefit adjustments are as set forth below. See Note 3 for the names of non-PEO NEOs included in the calculation for each fiscal year.

Year	Average Service Cost ($)	Average Prior Service Cost ($)	Average Total Pension Benefit Adjustment ($)
2024	44,619	—	44,619
2023	64,349	—	64,349
2022	61,156	—	61,156
2021	51,737	40,183	91,920
2020	13,755	—	13,755
(5)Total Shareholder Return ("TSR") is cumulative for the measurement periods beginning on December 31, 2019 and ending on the last fiscal day in 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the KBW Bank Index for each year disclosed in the table.
(6)The dollar amounts reported represent the amount of net income reflected in Comerica’s audited financial statements for the applicable year.
(7)"MIP EPS" measures absolute performance for one-year EPS excluding non-performance items, uses net-charge-offs in lieu of provision expense for credit losses and applies an interest rate collar of 50%. Please see "Compensation Discussion and Analysis" for more information about this calculation.

80	COMERICA INC. PAY VERSUS PERFORMANCE
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” Comerica’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by Comerica to link executive compensation actually paid to Comerica’s NEOs, for the most recently completed fiscal year, to Comerica’s performance are as follows:
•MIP EPS
•MIP Efficiency Ratio
•SELTPP ROCE
•ROCE
•Strategic Initiatives
•Relative TSR (the Company’s TSR as compared to a peer group established by the Governance, Compensation and Nominating Committee)
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” Comerica’s executive compensation program reflects a variable pay-for-performance philosophy. While Comerica utilizes several performance measures to align executive compensation with its performance, not all of those measures are presented in the Pay Versus Performance table. Moreover, Comerica generally seeks to incentivize long-term performance, and therefore does not specifically align performance measures with "compensation actually paid" (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, Comerica is providing the following descriptions of the relationships between "compensation actually paid" and the financial performance measures presented in the Pay Versus Performance table.

PAY VERSUS PERFORMANCE	81
"Compensation Actually Paid" and Cumulative TSR
As demonstrated by the following graph, the amount of "compensation actually paid" to Mr. Farmer and the average amount of "compensation actually paid" to Comerica’s NEOs as a group (excluding Mr. Farmer) are aligned with Comerica’s cumulative TSR over the five years presented in the table. "Compensation actually paid" is aligned with cumulative TSR over the period because a significant portion of the "compensation actually paid" to Mr. Farmer and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” Comerica aims for approximately 65% of the value of total compensation awarded to the NEOs to be comprised of equity awards, including RSUs, performance-based SELTPP units and stock options.

"COMPENSATION ACTUALLY PAID" VS. COMPANY TSR

¢	PEO	¢	Average for Non-PEO NEOs	TSR

82	COMERICA INC. PAY VERSUS PERFORMANCE
"Compensation Actually Paid" and Net Income
The following table represents the amount of "compensation actually paid" to Mr. Farmer and the average amount of "compensation actually paid" to Comerica’s NEOs as a group (excluding Mr. Farmer) compared to Comerica’s net income over the five years presented. While Comerica does not specifically use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of MIP EPS, which the Company does use for setting goals in Comerica’s short-term incentive compensation program, the AEI. As described in more detail in the section “Compensation Discussion and Analysis,” Comerica aims for approximately 21% of the value of total compensation awarded to the NEOs to consist of amounts determined under the AEI. "Compensation actually paid" is influenced by various factors including, but not limited to, share price volatility, performance metrics, timing of outstanding award vesting and new equity grants.

"COMPENSATION ACTUALLY PAID " VS. NET INCOME

¢	PEO	¢	Average for Non-PEO NEOs	Net Income

PAY VERSUS PERFORMANCE	83
"Compensation Actually Paid" and MIP EPS
The following table represents the amount of "compensation actually paid" to Mr. Farmer and the average amount of "compensation actually paid" to Comerica’s NEOs as a group (excluding Mr. Farmer) as compared to Comerica’s MIP EPS over the five years presented. While Comerica uses numerous financial and non-financial performance measures for the purpose of evaluating performance for Comerica’s compensation programs, Comerica has determined that MIP EPS is the financial performance measure that best aligns compensation actually paid to its NEOs, for the most recently completed fiscal year, to Comerica performance. Comerica utilizes MIP EPS when setting goals for the AEI. As described in more detail in the section “Compensation Discussion and Analysis,” Comerica aims for approximately 21% of the value of total compensation awarded to the NEOs to consist of amounts determined under the AEI and approximately 65% of the value of total compensation awarded to the NEOs to be comprised of equity awards, including RSUs, performance-based SELTPP units and stock options. "Compensation actually paid" is influenced by various factors including, but not limited to, share price volatility, performance metrics, timing of outstanding award vesting and new equity grants.

"COMPENSATION ACTUALLY PAID" VS. MIP EPS

¢	PEO	¢	Average for Non-PEO NEOs	MIP EPS

84	COMERICA INC. PAY VERSUS PERFORMANCE
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, Comerica’s cumulative TSR over the five-year period presented in the table was 11%, while the cumulative common stock TSR of Comerica's peer group presented for this purpose, the KBW Bank Index, was 33% over the same five-year period. Comerica’s cumulative TSR outperformed the KBW Index during 2021 and 2022. For more information regarding the Comerica’s performance and the companies that the Governance, Compensation and Nominating Committee considers when determining compensation, refer to “Compensation Discussion and Analysis.”

COMPANY TSR VS. PEER GROUP TSR

Company Cumulative TSR	KBW Bank Index TSR

85

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Farmer, our Chairman, President and CEO. For 2024, our last completed fiscal year:
•the annual total compensation of the median employee was $109,658, which includes the estimated value of nondiscriminatory health care benefits; and
•the annual total compensation of our CEO was $8,886,723, which exceeds the amount reported for him in the Summary Compensation Table due to the inclusion of the estimated value of nondiscriminatory health care benefits.
Based on this information, for 2024 the ratio of the annual total compensation of Mr. Farmer to the median of the annual total compensation of all employees was 81 to 1.
Assumptions and Methodology
The median employee that was used for purposes of calculating the pay ratio is the same employee that was identified in the proxy statement filed in connection with our 2023 Annual Meeting of Shareholders, as permitted by SEC rules. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure for 2024.
To identify the median of the annual total compensation of all our employees for 2024, as well as to determine the annual total compensation of our median employee and our CEO for 2024, we took the following steps:
1.We determined that, as of October 31, 2023, our employee population consisted of 7,570 full-time and part-time employees.
2.To identify the “median employee” from our employee population, we calculated, for the 10 months ended October 31, 2023, (i) total cash compensation plus (ii) total retirement benefits. “Total cash compensation” includes salary, wages, overtime pay, commissions, referrals, ESPP matching payments and discounts, relocation assistance and cash incentive compensation actually paid during such period. “Total retirement benefits” includes the 401(k) match made by Comerica during such time period plus the change in pension value between January 1, 2023 and October 31, 2023. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure. In calculating the change in pension value, we used the change in the actuarial present value of accumulated benefits payable to employees, based on compensation and service credited at October 31, 2023. The actuarial assumptions used to determine the present values are consistent with those used in Comerica’s financial statements.
3.Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus the estimated value of nondiscriminatory health care benefits for the employee and such employee’s eligible dependents of $14,433. This resulted in annual total compensation of $109,658.
4.With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this proxy statement, plus the estimated value of nondiscriminatory health care benefits for our CEO and our CEO’s eligible dependents of $22,683. This resulted in annual total compensation for purposes of determining the ratio in the amount of $8,886,723.
5.We chose to exclude 33 employees who are employed in Canada and seven employees who are employed in Mexico from the determination of the “median employee,” given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded less than 5% of our workforce from the identification of the “median employee,” as permitted by SEC rules. All other employees were located in the United States as of October 31, 2023.

86

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2024

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders(1)(2)
Employee Options	2,065,616		$64.76
Employee SELTPP Units and RSUs	2,291,372		N/A
Director RSUs	332,824		N/A
				4,569,966	(3)
Employee Stock Purchase Plan				4,360,996
Equity compensation plans not approved by security holders(4)
Deferred Compensation Plans	154,253		N/A	—
Total	4,844,065	(5)	$64.76	8,930,962
(1)Consists of (i) options to acquire shares of Comerica common stock issued under the Comerica Incorporated Amended and Restated 2006 Long-Term Incentive Plan (the “2006 LTIP”) and the Current LTIP; (ii) target number of stock-settled SELTPP units issued under the Current LTIP; and (iii) RSUs issued under the 2006 LTIP, the Current LTIP, the Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors (the “Old Non-Employee Director Plan”) and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors (the “2015 Non-Employee Director Plan”). At payout, the target number of SELTPP units may be reduced to zero or increased by up to 150%. The 2022 SELTPP grants vested and were settled at 135.0% of target on February 20, 2025, resulting in the vesting of an additional 57,146 SELTPP units above what is shown in the table.
The Current LTIP in its original form was approved by Comerica’s shareholders on April 24, 2018. Its amendment and restatement was approved by Comerica's shareholders on April 27, 2021, and Comerica's shareholders approved its further amendment and restatement on April 23, 2024. The 2015 Non-Employee Director Plan, the Old Non-Employee Director Plan and the 2006 LTIP have been terminated as to future awards.
(2)Also includes (i) shares available for future sale under the current ESPP and (ii) shares available for future matching under the former ESPP. Although no new employee stock purchases can be made under the old ESPP, certain shares purchased under the old ESPP prior to June 30, 2021 were eligible for Company matching. The final match under the old ESPP was made in February 2023. The current ESPP was approved by Comerica's shareholders on April 27, 2021.
(3)These shares are available for future issuance under the Current LTIP in the form of options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and cash awards. Under the Current LTIP, no award recipient may receive more than 500,000 shares during any calendar year, and the maximum number of shares underlying awards of options and stock appreciation rights that may be granted to an award recipient in any calendar year is 1,000,000. No participant who is a non-employee director of Comerica may be granted awards with a grant date fair value in excess of $500,000 per calendar year. No shares are available for future issuance under the Old Non-Employee Director Plan or the 2015 Non-Employee Director Plan, other than pursuant to dividend reinvestment under outstanding award agreements, or the 2006 LTIP.
(4)Includes shares issuable upon distribution of deferred compensation benefits pursuant to the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Employee Common Stock Deferral Plan”) and the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan (the “Director Common Stock Deferral Plan”). The number of shares remaining available for future issuance under the Employee Common Stock Deferral Plan and the Director Common Stock Deferral Plan is not presently determinable.
(5)In total, the weighted-average term for all outstanding stock options is 5.1 years.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2024	87
All securities authorized or to be issued consist of Comerica common stock.
Most of the equity awards granted by Comerica during 2024 were under the shareholder-approved Current LTIP.
For additional information regarding Comerica’s equity compensation plans, please refer to Notes 1 and Note 16 to the Consolidated Financial Statements contained in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024.
Plans not approved by Comerica’s shareholders include:
Director and Employee Common Stock Deferral Plans. Pursuant to the Director Common Stock Deferral Plan and the Employee Common Stock Deferral Plan (the “Deferred Compensation Plans”), directors and eligible employees may invest specified portions of their compensation into units that correlate to, and are functionally equivalent to, shares of Comerica common stock. The participants’ accounts under the Deferred Compensation Plans are increased to the extent of dividends paid on Comerica common stock to reflect the number of additional shares of Comerica common stock that could have been purchased had the dividends been paid on each share of Comerica common stock hypothetically underlying then-outstanding stock units in the participants’ accounts. Following the applicable deferral period, the distribution of a participant’s Comerica stock unit account under the applicable Deferred Compensation Plan is made in Comerica common stock (with fractional shares being paid in cash).

88

Security Ownership of Management
The following table shows the number of shares of Comerica common stock that each of Comerica’s directors, each NEO, and all directors and executive officers taken together have "beneficial ownership" of because either such person or persons: (i) had or shared voting or investment power over such shares of Comerica common stock as of February 28, 2025; or (ii) could acquire either such power by April 29, 2025 (60 days after the Record Date) through stock option exercise, continued service, or voluntarily departure. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with their spouse or other family members) with respect to the shares. None of these shares are pledged; Comerica does not permit its directors and employees to hedge or pledge shares of its common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Beneficial Ownership as Percent of Class
Arthur G. Angulo	5,145	(1)	*
Nancy Avila	6,932	(1)	*
Roger A. Cregg	69,199	(1)(2)(8)	*
Megan D. Crespi	65,664	(3)(4)(5)	*
Curtis C. Farmer	404,944	(4)(5)	*
M. Alan Gardner	5,145	(1)	*
Brian S. Goldman	24,597	(4)(5)	*
James J. Herzog	86,559	(4)(5)(6)(7)	*
Derek J. Kerr	5,146	(1)(11)	*
Richard G. Lindner	81,697	(1)(8)(9)	*
Jennifer H. Sampson	5,145	(1)	*
Peter L. Sefzik	85,264	(4)(5)	*
Barbara R. Smith	18,662	(1)(8)	*
Robert S. Taubman	63,408	(1)	*
Nina G. Vaca (Ximena G. Humrichouse)	44,739	(1)(8)	*
Michael G. Van de Ven	22,710	(1)(10)	*
Directors and current executive officers as a group (28 people)	1,458,391	(12)(13)	1.10%
*    Represents holdings of less than one percent of class.
(1)Includes restricted stock units held by non-employee directors, over which directors do not have voting or investment power, as follows: restricted stock units for Arthur G. Angulo, who holds 5,145 restricted stock units, Nancy Avila, who holds 6,932 restricted stock units, Roger A. Cregg, who holds 45,026 restricted stock units, M. Alan Gardner, who holds 5,145 restricted stock units, Derek J. Kerr, who holds 5,145 restricted stock units, Richard G. Lindner, who holds 43,117 restricted stock units, Jennifer H. Sampson, who holds 5,145 restricted stock units, Barbara R. Smith, who holds 15,842 restricted stock units, Robert S. Taubman, who holds 49,042 restricted stock units, Nina G. Vaca, who holds 39,978 restricted stock units, and Michael Van de Ven, who holds 17,710 restricted stock units. These restricted stock units are subject to time vesting and will be settled in Comerica common stock following the respective director’s termination of service as a director.
(2)Includes 5,000 shares held jointly with his spouse.
(3)Includes 915 restricted stock units that will vest on April 15, 2025.
(4)Includes restricted stock units held by individuals, over which individuals do not have voting or investment power, as follows: Mr. Farmer, 79,023 restricted stock units; Mr. Herzog, 20,943 restricted stock units; Mr. Sefzik, 21,282 restricted stock units; Mr. Goldman, 23,185 restricted stock units; and Ms. Crespi, 13,932 restricted stock units.
(5)Includes options to purchase shares of Comerica common stock that are or will be exercisable by April 29, 2025, as follows: Mr. Farmer, 105,863 options; Mr. Herzog, 24,615 options; Mr. Sefzik, 17,998 options; Mr. Goldman, 1,412 options; and Ms. Crespi, 18,493 options.

SECURITY OWNERSHIP OF MANAGEMENT	89
(6)Includes the following number of shares deferred under nonqualified deferred compensation plans that represent no Comerica common stock voting or investment power, but that the person could acquire as shares of Comerica common stock with voting or investment power by April 29, 2025 ("Deferred Beneficial Shares"): Mr. Herzog, 1,680 shares.
(7)Includes 28,838 shares held by the Herzog Living Trust.
(8)Includes the following number of Deferred Beneficial Shares: Richard G. Lindner, 12,588 shares; Roger A. Cregg, 19,173 shares; Nina G. Vaca, 4,761 shares; and Barbara R. Smith, 2,820 shares.
(9)Includes 3,092 shares held by the Lindner 2006 Living Trust 12/18/2006 and 6,232 shares held by spouse through the Christy L. Lindner 2020 Family Trust.
(10)Includes 5,000 shares held by the Van de Ven 2008 Family Trust.
(11)Includes 1 share held by the Derek and Carolyn Kerr Family Trust.
(12)Includes options to purchase 281,788 shares of Comerica common stock that are or will become exercisable by April 29, 2025, all of which are beneficially owned by the current executive officers as a group. The number shown also includes 494,508 restricted stock units held by directors and executive officers as a group; in each case, the officer or director does not have voting or investment power over such restricted stock units. The number also includes 53,741 of directors' and executive officers' respective Deferred Beneficial Shares, as well as 62,385 shares of Comerica common stock for which the directors, nominees and executive officers share voting and investment power.
(13)As of February 28, 2025, consists of eleven non-employee directors and seventeen current executive officers, one of whom is an employee director.

90

Security Ownership of Certain Beneficial Owners
The following lists each shareholder who beneficially owned more than 5% of Comerica common stock as of February 28, 2025, based solely on information publicly reported by the shareholder to the SEC on Schedule 13G or 13G/A.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock, Inc.
50 Hudson Yards New York, NY 10001	14,778,820	(2)	11.3%
The Vanguard Group, Inc.
100 Vanguard Blvd. Malvern, PA 19355	14,817,518	(3)	11.3%
(1)Based on shares of Comerica common stock outstanding on February 28, 2025.
(2)Based on a Schedule 13G/A filed with the SEC on February 5, 2025. Beneficial owner disclosed sole power to vote 14,460,977 shares and sole power to dispose 14,778,820 shares.
(3)Based on a Schedule 13G/A filed with the SEC on November 12, 2024. Beneficial owner disclosed shared power to vote 62,514 shares, sole power to dispose 14,602,865 shares, and shared power to dispose 214,653 shares.

91

Shareholder Proposals and Director Nominations for 2026 Annual Meeting
SEC Rule 14a-8
To be considered for inclusion in next year’s proxy statement, shareholder proposals must comply with applicable laws and regulations, including Rule 14a-8 promulgated under the Exchange Act, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201, and received by November 17, 2025. If Comerica moves its 2026 Annual Meeting of Shareholders to a date that is more than 30 days before or after the date which is the one-year anniversary of this year's Annual Meeting date, shareholder proposals must be received a reasonable time before we begin to print and send our proxy materials.
Advance Notice Procedures
Comerica’s bylaws also establish advance notice procedures with regard to shareholder proposals and director nominations that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an Annual Meeting of Comerica’s shareholders. For the 2026 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on January 29, 2026 and no earlier than the close of business on December 30, 2025. If, however, Comerica moves the 2026 Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., April 29, 2026), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica’s Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting or special meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting or special meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting or special meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).
If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica’s Corporate Secretary receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.
Any shareholder making a proposal or a director nomination will need to disclose additional information regarding each person proposed for nomination for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including disclosure of securities ownership, derivative and short positions and certain interests, as described in Comerica’s bylaws. Additionally, any director nominee would need to complete a written questionnaire and representations as described above under “Corporate Governance Practices — Nominee Selection Process.”
SEC Rule 14a-19
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Comerica’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of Comerica's bylaws.

92	COMERICA INC. SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING
Proxy Access Procedures
Article III of Comerica's bylaws permits a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of outstanding Comerica common stock for at least three years to nominate and include in Comerica’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in Comerica's bylaws, including the advance notice procedures set forth above.
Additional Requirements; Changes
Comerica’s bylaws contain additional shareholder proposal and director nomination requirements. A copy of Comerica’s bylaws can be obtained by making a written request to the Corporate Secretary. Comerica will disclose changes to dates described above, if any, in a Quarterly Report on Form 10-Q or another report it files with the SEC.

93

General Information for Shareholders About the Annual Meeting
Proxy Materials
We are providing this proxy statement in connection with the solicitation by the Board on behalf of Comerica of proxies to be voted at our 2025 Annual Meeting of Shareholders to be held on April 29, 2025, and at any adjournment or postponement thereof. This proxy statement was first made available to shareholders on or about March 17, 2025.
A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy.
Under rules adopted by the SEC, we are providing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. Unless you previously requested electronic delivery, we mailed to you a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting.
If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis at no cost to you.
You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, on approximately the same date that materials are first made available to shareholders.

If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions when you vote your shares over the Internet. Enrolling in future electronic delivery of these materials reduces Comerica’s printing and mailing expenses and environmental impact.

If you elect to view proxy materials electronically, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel, registered shareholders should follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.
Voting Procedures
Holders of Comerica common stock at the close of business on February 28, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. Each holder of Comerica common stock is entitled to cast one vote on each matter submitted at the Annual Meeting for each share of stock held on the Record Date. As of that date, there were 131,205,672 shares of Comerica common stock outstanding and entitled to vote. Holders of our Series A Preferred Stock are not entitled to vote. A majority of the issued and outstanding shares of Comerica common stock, 65,602,837 shares, present in person or represented by proxy at the meeting and entitled to vote thereat, constitutes a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A quorum must exist to conduct business at the Annual Meeting. Delaware law does not provide shareholders with any dissenters' or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

94	COMERICA INC. GENERAL INFORMATION FOR SHAREHOLDERS ABOUT THE ANNUAL MEETING
Please refer to your proxy card or Notice of Internet Availability of Proxy Materials for information on voting by proxy. If you attend the meeting virtually, you may vote through the virtual meeting site and the proxy will not be used. If you submit a proxy to Comerica before the Annual Meeting, whether by proxy card, by telephone or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted for the 11 directors nominated by the Board; for the ratification of the appointment of Ernst & Young as independent registered public accounting firm for the fiscal year ending December 31, 2025; and for the non-binding, advisory proposal to approve executive compensation. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.
The Board is not aware of any other matter upon which action will be taken at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, proxies will be voted in accordance with the best judgment of the person or persons named in the proxies.
Revoking Your Proxy
You may revoke a proxy at any time before the proxy is exercised by:
1.delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201;
2.submitting another properly completed proxy card that is later dated;
3.voting by telephone at a subsequent time;
4.voting by the Internet at a subsequent time; or
5.voting your shares electronically during the Annual Meeting.
“Street Name”/Beneficial Holders
If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Beneficial holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee that is the record holder of those shares how to vote their shares. Your brokerage firm, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.
If you are a beneficial holder and plan to attend the meeting virtually, please see instructions below under “Admission to the Annual Meeting” on how to register and vote your shares at the meeting.
Vote Required
Directors: If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee) will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present in person or by proxy at the meeting, broker non-votes (described below) and shares voting “abstain” will have no effect on the election of directors. If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our bylaws require the director to promptly tender their resignation to the Board. After taking into account a recommendation by the Governance, Compensation and Nominating Committee and excluding the nominee in question, the Board will decide and publicly disclose its determination about whether to accept the resignation within 90 days of the certification of the voting results for the Annual Meeting.
Other Proposals: If a quorum exists, each of the other proposals described in this proxy statement must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in question. Therefore, abstentions will have the same effect as voting against the applicable proposal.

GENERAL INFORMATION FOR SHAREHOLDERS ABOUT THE ANNUAL MEETING	95
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a “broker non-vote” occurs. For the non-binding, advisory proposal to approve executive compensation, broker non-votes will not be counted as entitled to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal. Because brokers have discretionary authority to vote on the proposal to ratify the appointment of Ernst & Young as independent registered public accounting firm for the fiscal year ending December 31, 2025, broker non-votes are not expected to be applicable to that proposal.
Each share of Comerica common stock is entitled to one vote with respect to each director nominee and one vote on each other proposal. An independent third party, Computershare Trust Company, N.A. ("Computershare"), will act as the inspector of the Annual Meeting and the tabulator of votes.
Admission to the Virtual Annual Meeting
If you were a holder of record of Comerica common stock at the close of business on the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Annual Meeting by accessing www.meetnow.global/MNT66VN and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received.
If you were a beneficial holder of Comerica common stock as of the Record Date and you want to attend the Annual Meeting, you have two options:
1.Register in advance to virtually attend the Annual Meeting. Submit proof of your proxy power (“Legal Proxy”) from your broker, bank or other nominee reflecting your Comerica common stock holdings along with your name and email address to Computershare.
Requests must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on April 23, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us:

BY EMAIL:	Forward the email from your broker, bank or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com
BY MAIL:	Computershare Comerica Incorporated Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
2.Register at the Annual Meeting. For the 2025 proxy season, an industry solution has been agreed upon to allow beneficial holders to register online at the Annual Meeting to attend, ask questions and vote.
Please note this option is intended to be provided as a convenience to beneficial holders only, and there is no guarantee this option will be available for you. The inability to provide this option shall in no way impact the validity of the Annual Meeting. In order to ensure you are able to attend, ask questions and vote at the Annual Meeting, you may choose the Register in Advance of the Annual Meeting option.
The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the admission instructions for record holders as outlined in this proxy statement.

96	COMERICA INC. GENERAL INFORMATION FOR SHAREHOLDERS ABOUT THE ANNUAL MEETING
Participation in the Annual Meeting
You will be able to vote your shares electronically at the Annual Meeting (other than shares held through the Comerica Preferred Savings Plan, which must be voted prior to the meeting). Questions can be submitted during the meeting by accessing the meeting center at www.meetnow.global/MNT66VN, entering your control number, and clicking on the Q&A icon in the upper right hand corner of the page. Shareholder questions or comments may also be submitted ahead of time by sending an email to InvestorRelations@comerica.com. Questions that comply with the Rules of Conduct and that are germane to the purpose of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. The Rules of Conduct may be accessed from the meeting center page. Technical assistance will be available for shareholders attending the meeting. The virtual meeting platform is fully supported across most browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call 1-888-724-2416. In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair of the Annual Meeting will convene the meeting at 8:00 a.m. Central Time on April 29, 2025 at the Company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the chair of the Annual Meeting. If this happens, more information will be provided at https://investor.comerica.com/.

97

Other Information
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires Comerica's directors, certain of Comerica's officers, and beneficial owners of more than 10% of Comerica common stock to file reports of Comerica equity security ownership with the SEC. It also requires such persons to file reports of changes in such ownership within two business days. Based solely upon a review of the filings furnished to Comerica in 2024 or written representations that no Form 5 was required, Comerica believes that all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act for fiscal 2024, except for (i) one Form 4 for Cassandra M. McKinney reporting the withholding of shares to cover taxes on the vesting of RSUs on January 26, 2024 that was filed late on April 26, 2024, due to an administrative oversight, and (ii) one Form 4 for Richard G. Lindner reporting a distribution from one of Comerica's deferred compensation plans on April 8, 2024 that was filed late on June 3, 2024, due to an administrative oversight.
Communication with the Non-Management Directors and Board
Interested parties may communicate directly with the Board's Facilitating Director, Barbara R. Smith, or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to Comerica's principal executive offices: Corporate Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Corporate Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201, Attn: Full Board of Directors. The Board of Directors’ current practice is that the Corporate Secretary will relay all communications received to the Facilitating Director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.
Miscellaneous Information
Householding
SEC rules allow a single copy of the proxy materials or the Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
Because we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks or other similar entities holding Comerica common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of Comerica common stock are held by such an entity should contact such entity if they now receive (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon written or oral request by contacting:

Corporate Secretary Comerica Incorporated Comerica Bank Tower 1717 Main Street, MC 6506 Dallas, Texas 75201 1-866-641-4276

98	COMERICA INC. OTHER INFORMATION
Annual Report
A copy of Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, may be obtained without charge upon written request to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201. You should not regard the 2024 Annual Report as proxy soliciting material.
Shareholder List
A list of shareholders of record will be available to shareholders upon request for the 10 days prior to the Annual Meeting, and will be available during the Annual Meeting, through an electronic network site that you can gain access to by contacting InvestorRelations@comerica.com.
Expenses of Solicitation
Comerica pays the cost of preparing and printing the proxy statement and soliciting proxies. Comerica or its agents will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Innisfree M&A Incorporated, a proxy solicitation firm, at a cost of $20,000 plus out-of-pocket expenses and fees for solicitation services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica common stock.
Interests of Directors and Executives
Because they would receive compensation for their services as directors, Comerica's director nominees have an interest in their election to the Board.
Shares Outstanding
There were 131,205,672 shares of Comerica common stock outstanding as of the Record Date.

A-1

Appendix A: Reconciliations of Non-GAAP Financial Measures
The non-GAAP financial measures used for incentive awards include MIP EPS, SELTPP ROCE and MIP Efficiency Ratio. Comerica believes that these measurements, as defined in Comerica’s compensation programs, align the interests of employees with the interests of our shareholders in programs designed to attract, retain and motivate them to sustain our competitive advantages in the financial sector. See the Compensation Discussion and Analysis in this proxy statement for a description of why Comerica believes these adjusted measurements are meaningful and appropriate to Comerica's compensation programs. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

(in millions, except per share data) MIP EPS:	2024
Net income attributable to common shareholders	$671
Plus:
Securities repositioning (1)	19
FDIC special assessment(2)	13
Net BSBY cessation hedging losses(3)	32
Net charge-offs in lieu of provision expense for credit losses	(2)
Impact of 50% interest rate collar	44
Income tax impact of above items	(24)
MIP net income attributable to common shareholders	$753
Diluted average common shares	134
Diluted earnings per common share	$5.02
MIP EPS	$5.63
(1)Securities repositioning relates to losses incurred on the sale of $827 million of Treasury securities that were replaced with higher-yielding Treasury securities with a duration of 1.9 years.
(2)Additional FDIC insurance accrual adjustments resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(3)The cessation of BSBY announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in AOCI into earnings. Settlement of interest payments and changes in fair value for each impacted swap were recorded as risk management hedging losses until the swap was re-designated. All impacted swaps were re-designated as of April 1, 2024; therefore, settlement of interest payments for months after re-designation were recorded as net interest income.

A-2	COMERICA INC. APPENDIX A: RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(in millions, except per share data) MIP Efficiency Ratio:	2024
Net interest income	$2,190
Plus:
Impact of 50% interest rate collar	44
Net BSBY cessation hedging losses (gains)	(7)
MIP net interest income	$2,227
Noninterest income	1,054
Plus:
Net BSBY cessation hedging losses (gains)	39
MIP noninterest income	$1,093
Noninterest expense	2,307
Less:
FDIC special assessment	13
MIP noninterest expense	$2,294
Net security losses	(16)
Visa Class B shares derivative contact	(4)
Efficiency ratio(1)	70.68%
MIP efficiency ratio(1)	68.68%
(1)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.

(in millions, except per share data) SELTPP ROCE:	2024	2023	2022
Net income	$698	$881	$1,151
Less: Preferred dividends	(23)	(23)	(23)
Net income for return on average common shareholders' equity	675	858	1,128
Plus: net charge-offs in lieu of provision expense for credit losses, net of tax	(1)	51	34
Net income for SELTPP ROCE	$674	$909	$1,162
Average common shareholders' equity	6,011	5,201	6,056
ROE	11.23%	16.50%	18.63%
SELTPP ROCE	11.21%	17.48%	19.18%

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Comerica's employee benefit plan votes submitted electronically must be received by 11:59 PM, Central Time, on April 27, 2025

Online
Go to **www.envisionreports.com/CMA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CMA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2025 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A ELECTION OF DIRECTORS — The Board of Directors recommends a vote FOR all of the listed nominees.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Arthur G. Angulo	☐	☐	☐
02 - Roger A. Cregg	☐	☐	☐
03 - Curtis C. Farmer	☐	☐	☐
04 - M. Alan Gardner	☐	☐	☐
05 - Derek J. Kerr	☐	☐	☐
06 - Richard G. Lindner	☐	☐	☐
07 - Jennifer H. Sampson	☐	☐	☐
08 - Barbara R. Smith	☐	☐	☐
09 - Robert S. Taubman	☐	☐	☐
10 - Nina G. Vaca	☐	☐	☐
11 - Michael G. Van de Ven	☐	☐	☐

B OTHER PROPOSALS — The Board of Directors recommends a vote FOR Proposals 2 and 3.

Proposal	For	Against	Abstain
2. Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	☐	☐	☐
3. Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation	☐	☐	☐

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

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The 2025 Annual Meeting of Shareholders of Comerica Incorporated will be held on April 29, 2025 at 8:00 am CT virtually via the Internet at meetnow.global/MNT66VN.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The notice of annual meeting, proxy statement, and annual report to security holders are available at www.envisionreports.com/CMA

Small steps make an impact.

Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/CMA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Comerica

Proxy — Comerica Incorporated

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Von E. Hays and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on February 28, 2025, at the Annual Meeting of Shareholders to be held on April 29, 2025, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica's employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
(Items to be voted appear on reverse side)

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

D Non-Voting Items

Change of Address — Please print new address below.